UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 21, 2017

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

8856 South St Fishers Indiana, 46038

(Address of principal executive offices)

317-318-5737

(Registrant’s telephone number, including area code)

45 Almeria Ave, Coral Gables, FL

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by American Resources Corporation (Formerly NGFC Equities, Inc., “ARC” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company’s or Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company's pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to "we," "our," "us," the "Company," or "ARC" refer to American Resources Corporation, a Florida corporation.

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition or Disposition of Assets.

On January 5, 2017, American Resources Corporation entered into a Share Exchange Agreement (“Agreement”) with Quest Energy Inc., (“Quest Energy”), a private company incorporated in the State of Indiana with offices at 8856 South Street, Fishers, Indiana 46038.  At the closing of the Agreement (which was contingent upon an 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 4,817,792 of newly authorized Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) were issued to Quest Energy shareholders holding 100% of the issued and outstanding common shares of Quest Energy. The Series A Preferred Stock shall be convertible into common stock of the Company at the sole option of the holder of such Series A Preferred Stock at a rate of 100 shares of Common Stock per share of Series A Preferred Stock, which represents a legal and equitable equity ownership in the Company immediately post-closing of 95% of the Common Stock outstanding. The Series A Preferred Stock shall have full voting rights in the Company on an “as-converted” basis with each share of Series A Preferred Stock having the right to vote 1,000 shares of common stock per share of Series A Preferred Stock.  The Series A Preferred Stock has anti-dilution protection from any future common stock issuances for a period of up to thirty-six months post the issuance of the Series A Preferred Stock.  Please refer to the Series A Preferred Stock certificate of designations for additional information and details on the Series A Preferred stock.

The closing of the transaction was subjected to filing amended Articles of Incorporation and filing a Form 14C with the SEC. We filed Form 14C PRE on January 5, 2017 and filed Form 14C DEF on January 17, 2017. We filed the Amended Articles of Incorporation on January 18, 2017 with the State of Florida and received the certification of Amended and Restated Articles of Incorporation from the State of Florida on January 20, 2017.

Quest Energy is a State of Indiana corporation founded in June 11, 2015 and engaged in diversified energy services including mining, processing and logistics, with a primary focus on traditional energy sources such as coal and oil and gas. Quest plans to expand its business by continuing to develop its currently leased properties and further expanding its processing and logistics business, and through the pursuit of strategic acquisitions.

COMPANY OVERVIEW

We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015, and then changed our name from NGFC Equities, Inc. to American Resources Corporation on February 17, 2017. Since inception and through to the acquisition of Quest Energy, the Company was engaged in organizational efforts and obtaining initial financing. When we formed our company our focus was to (i) construct and/or purchase and manage a chain of combined gasoline, diesel and natural gas (NG) fueling and service stations (initially, in the Miami, FL area); (ii) construct conversion factories to convert NG to liquefied natural gas (LNG) and compressed natural gas (CNG); and (iii) construct conversion factories to retrofit vehicles currently using gasoline or diesel fuel to also run on NG in the United States and also to build a convenience store to serve our customers in each of our locations.

On January 5, 2017, ARC executed a Share Exchange Agreement between the Company and Quest Energy, a private company incorporated in the State of Indiana with offices at 8856 South Street, Fishers IN 46038, and due to the fulfillment of various conditions precedent to closing of the transaction, the control of the Company was transferred to the Quest Energy shareholders on February 7, 2017.  This resulted in Quest Energy becoming a wholly-owned subsidiary of ARC.  Through its wholly-owned subsidiary Quest Energy, which is an Indiana corporation founded in May 2015, ARC was able to acquire coal mining and coal processing operations, substantially all located in eastern Kentucky.

Quest Energy has four coal mining and processing operating subsidiaries: McCoy Elkhorn Coal LLC (doing business as McCoy Elkhorn Coal Company) (“McCoy Elkhorn”), Knott County Coal LLC (“Knott County Coal”), Deane Mining LLC (“Deane Mining”) and Quest Processing LLC (“Quest Processing”), all of which are located in eastern Kentucky within the Central Appalachian coal basin.  The coal reserves under control by the Company generally comprise of metallurgical coal (used for steel making), pulverized coal injections (used in the steel making process) and high-BTU, low sulfur, low moisture bituminous coal used for a variety of uses within several industries, including industrial customers, specialty products and thermal coal used for electricity generation.

McCoy Elkhorn Coal LLC

Located within Pike County, Kentucky, McCoy Elkhorn is comprised of two active mines (Mine #15 and the Carnegie Mine) and two coal preparation facilities (Bevins #1 and Bevins #2).  McCoy Elkhorn sells its coal to a variety of customers, both domestically and internationally, primarily to the steel making industry as a high-vol “B” coal or blended coal, and high-grade thermal coal to utilities.

Mine #15 is a deep mine in the Millard (also known as Glamorgan) coal seam and located near Meta, Kentucky.  Mine #15 is mined via room-and-pillar mining methods using continuous miners, and the coal is belted directly from the stockpile to the McCoy Elkhorn’s preparation facility.  With an estimated amount of coal reserves currently at 13 million tons, there is significant remaining coal mining life at Mine #15.  Mine #15 is currently a “company run” mine, whereby the Company manages the workforce at the mine.  The coal from Mine #15 is stockpiled at the mine site and belted directly to the Company’s nearby coal preparation facilities.

The Carnegie Mine is a deep mine in the Alma and Upper Alma coal seams and located near Kimper, Kentucky.  In 2011, the coal from the Alma seam was mined and then subsequently the mine was idled.  We are currently in the final stages of restarting the mine and the Alma coal seam is anticipated to be initially mined from the Carnegie Mine, using room-and-pillar mining methods and conventional mining machines.  The coal will be stockpiled on-site and trucked approximately 10 miles to McCoy Elkhorn’s preparation facility.  The Carnegie Mine has an estimated coal reserves of approximately 9.3 million tons.  The Carnegie Mine is currently operated as a contractor mine and there are two other permitted, undisturbed, areas for potential deep mine portals accessing the same reserve block.  The Company anticipates creating a new deep mine portal at one of these permitted areas in the near future.

The Bevins #1 Preparation Plant is an 800 ton-per hour coal preparation facility located near Meta, Kentucky, across the road from Mine #15.  Bevins #1 has raw coal stockpile storage of approximately 25,000 tons and clean coal stockpile storage of 100,000 tons of coal.  The Bevins #1 facility has a fine coal circuit and a stoker circuit that allows for enhance coal recovery and various coal sizing options depending on the needs of the customer.

The Bevins #2 Preparation Plant is on the same permit site as Bevins #1 and is a 500 ton-per-hour processing facility with fine coal recovery and a stoker circuit for coal sizing options.  Bevins #2 has raw coal stockpile storage of 25,000 tons of coal and a clean coal stockpile storage of 45,000 tons of coal.

Both Bevins #1 and Bevins #2 have a batch-weight loadout and rail spur for loading coal into trains for rail shipments.  The spur has storage for 110 rail cars and is serviced by CSX Transportation and is located on CSX’s Big Sandy, Coal Run Subdivision.  Both Bevins #1 and Bevins #2 have coarse refuse and slurry impoundments called Big Groundhog and Lick Branch.  While the Big Groundhog impoundment is nearing the end of its useful life, the Lick Branch impoundment has significant operating life and will be able to provide for coarse refuse and slurry storage for the foreseeable future at Bevins #1 and Bevins #2.  Coarse refuse from Bevins #1 and Bevins #2 is belted to the impoundments.  Both Bevins #1 and Bevins #2 are facilities owned by McCoy Elkhorn, subject to certain restrictions present in the agreement between McCoy Elkhorn and the surface land owner.

Due to additional coal processing storage capacity at Bevins #1 and Bevins #2 Preparation Plants, McCoy Elkhorn processes, stores, and loads coal for other regional coal producers for an agreed-to fee.

In addition to the above operations, McCoy Elkhorn holds 11 additional coal mining permits that are idled operations or in various stages of reclamation.  For the idled coal mining operations, McCoy Elkhorn will determine which coal mines to bring back into production, if any, as the coal market changes, and there are currently no other idled mines within McCoy Elkhorn that are slated to go into production in the foreseeable future.  Any idled mines that are brought into production would require significant upfront capital investment.  The coal reserves represented by the active and idled mines at McCoy Elkhorn is approximately 29 million tons.

Knott County Coal LLC

Located primarily within Knott County, Kentucky (but with additional idled permits in Leslie County, Perry County, and Breathitt County, Kentucky), Knott County Coal is comprised of 17 idled mining permits (or permits in reclamation) and two preparation facilities: the Supreme Energy Preparation Plant and the Raven Preparation Plant, both of which are also idled.  The idled mining permits are either in various stages of reclamation or being maintained as idled, pending any changes to the coal market that may warrant re-starting production.  The idled mines at Knott County Coal are primarily underground mines that utilize room-and-pillar mining.  Any idled mines or processing facilities that are brought into production may require significant upfront capital investment depending on the specific requirements of each mine start-up. The coal reserves represented by the active and idled mines at Knott County Coal is approximately 85 million tons.

The coal potentially sold from Knott County Coal will be sold to steel mills as pulverized coal injection (PCI), industrial customers, specialty customers and utilities for electricity generation.  Currently, Knott County Coal is pursuing potential sale orders with customers but have no definitive sales identified.

The idled Supreme Energy Preparation Plant is a 400 ton-per-hour coal preparation facility with a fine coal circuit located in Kite, Kentucky.  The Bates Branch rail loadout associated with the Supreme Energy Preparation Plant is a batch-weigh rail loadout with 220 rail car storage capacity and serviced by CSX Transportation in their Big Sandy rate district.  The coarse refuse is trucked to the Kings Branch impoundment, which is approximately one mile from the Supreme Energy facility.  The slurry is piped from the Supreme Energy facility to the Kings Branch impoundment.

The Supreme Energy Preparation Plant is owned by Knott County Coal, subject to certain restrictions present in the agreement between Knott County Coal and the surface land owner, Land Resources & Royalties LLC.

The idled Raven Preparation Plant is an 800 ton-per-hour coal preparation facility with a fine coal circuit, located in Raven, Kentucky.  The Raven rail loadout is a batch-weight rail loadout with 110 car storage capacity and services by CSX Transportation in their Big Sandy rate district.  The coarse refuse is belted from the Raven facility to the Big Branch impoundment and the slurry is piped from the Raven facility to the Big Branch impoundment.

The Raven Preparation Plant and associated surface land is leased from Penn Virginia Operating Company, LLC, and its affiliated company, Loadout LLC.

Deane Mining LLC

Located within Knott County and Letcher County, Kentucky, Deane Mining LLC is comprised of 14 idled mining permits (or permits in reclamation) and one preparation facilities called Mill Creek Preparation Plant, which are also idled.  The idled mining permits are either in various stages of reclamation or being maintained as idled, pending any changes to the coal market that may warrant re-starting production.  Any mines or processing facilities that are brought into production may require significant upfront capital investment depending on structure of such mine start-up.  The coal reserves represented by the active and idled mines at Deane Mining is approximately 51 million tons.

The coal potentially sold from Deane Mining LLC is anticipated to be sold to steel mills as pulverized coal injection (PCI), industrial customers, specialty customers and utilities for electricity generation.  Currently, Deane Mining LLC is pursuing potential sale orders with customers but have no definitive sales identified.

The idled Mill Creek Preparation Plant is an 800 ton-per-hour coal preparation facility located in Deane, Kentucky.  The associated RapidLoader rail loadout is a batch-weight rail loadout with 110 car storage capacity and services by CSX Transportation in their Big Sandy and Elkhorn rate districts.  The Mill Creek Preparation Plant is owned by Deane Mining, subject to certain restrictions present in the agreement between Deane Mining and the surface land owner, Land Resources & Royalties LLC.

The general geographic operational footprint to each operating subsidiary of the Company in eastern Kentucky can be found below:

FLOYD
PIKE
KNOTT
LETCHER
Mine #17
McCoy Elkhorn
Mine #15
McCoy Elkhorn
Meta
Mine #27
McCoy Elkhorn
Carnegie #2
McCoy Elkhorn
Carnegie #1
McCoy Elkhorn
Bevins #1 &
Bevins #2
Prep Plants
Terry Branch
Knott County Coal
Raven 2
Knott County Coal
Raven
Prep Plant
Slone Branch
Knott County Coal
Lige Hollow
Knott County Coal
Cheaney
Knott County Coal
Supreme Energy
Prep Plant
Kite
Classic
Knott County Coal
Carr Fork North
Knott County Coal
Access Energy North
Deane Mining
Shelby-Big John Deep
Deane Mining
Apollo
Knott County Coal
Bill D.
Knott County Coal
Access Energy
Deane Mining
Deane
Love Branch
Deane Mining
Razorblade Surface
Deane Mining
Mill Creek
Prep Plant
Thornton
Knott County Coal
N
E
S
W
Eastern Kentucky Operational Region
Quest Energy Inc.
Knott County Coal LLC
Deane Mining LLC
McCoy Elkhorn Coal LLC
Permit Footprint

Note:  locations and boundaries are approximate and represents the permit boundaries of only some (not all) permits of the Company; not necessarily representative of all leased mineral and/or surface, and represents a combination of idled and active permits and preparation facilities owned by the Company’s subsidiaries. No Scale.

Quest Processing LLC

Quest Energy’s wholly-owned subsidiary, Quest Processing LLC, manages the assets, operations, and personnel of the certain coal processing and transportation facilities of Quest Energy’s various other subsidiaries, namely the Supreme Energy Preparation Facility (of Knott County Coal LLC), the Raven Preparation Facility (of Knott County Coal LLC), and Mill Creek Preparation Facility (of Deane Mining LLC).  Quest Processing LLC was the recipient of a New Markets Tax Credit loan that allowed for the payment of certain expenses of these preparation facilities.   As part of that financing transaction, Quest Energy loaned Quest MGMT LLC, an entity owned by members of Quest Energy, Inc.’s management, $4,120,000 to facilitate the New Markets Tax Credit loan, of which is all outstanding as of December 31, 2016.

ERC Mining Indiana Corporation (the Gold Star Mine)

Quest Energy, through its wholly-owned subsidiary, ERC Mining Indiana Corporation (“ERC”), has a management agreement with an unrelated entity, LC Energy Operations LLC to manage an underground coal mine, clean coal processing facility and rail loadout located in Greene County, Indiana (referred to as the “Gold Star Mine”) for a monthly cash and per-ton fee.  As part of that management agreement, ERC manages the operations of the Gold Star Mine, is the holder of the mining permit, provides the reclamation bonding, is the owner of some of the equipment located at the Gold Star Mine, and provides the employment for the personnel located at the Gold Star Mine.  LC Energy Operations LLC owns the remaining equipment and infrastructure, is the lessee of the mineral (and the owner of some of the mineral and surface), and provides funding for the operations.  Currently the coal mining operations at the Gold Star Mine are idled.  Any cash flow from the operations of the Gold Star Mine for the foreseeable future will go to LC Energy Operations LLC to satisfy prior debt advanced to the Gold Star Mine.

The Gold Star Mine, which is currently the only coal mining operation within ERC Mining Indiana Corporation (a wholly-owned subsidiary of Quest Energy Inc.).  The Gold Star Mine is an underground mine located in the Indiana IV (aka Survant) coal seam, which is a low sulfur coal relative to other coal mining operations in the region.  With a sulfur ranging from 1.0% to 1.5%, the coal has historically been sold to local power generating facilities that lack more advanced sulfur capture technologies, as well as to other regional coal producers to blend their sulfur lower to sell their coal at a premium. Coal extracted from the Gold Star Mine is belted directly to the preparation facility on site. The coal can either be loaded to rail or transported via truck.  The rail spur at Gold Star is serviced by the Indiana Rail Road Company and holds up to 116 rail cars.  There is approximately 14 million tons of Indiana IV coal reserve remaining, with additional future expansion potential to the Indiana III (aka Seelyville) coal seam located below the Indiana IV coal seam.

The Gold Star Mine is currently idled and ARC management is pursuing potential sales orders for the coal.  Any re-initiation of coal mining operations at the Gold Star Mine would require capital investment.

In addition to the current owned permits and reserves, ARC may, from time to time, and frequently, acquire additional coal mining permits or reserves, or dispose of coal mining permits or reserves currently held by ARC, as management of the Company deems appropriate.

Mineral and Surface Leases

Coal mining and processing involves the extraction of coal (mineral) and the use of surface property incidental to such extraction and processing.  All of the mineral and surface related to the Company’s coal mining operations is leased from various mineral and surface owners (the “Leases”).  The Company’s operating subsidiaries, collectively, are parties to approximately 200 various Leases and other agreements required for the Company’s coal mining and processing operations.  The Leases are with a variety of Lessors, from individuals to professional land management firms such as Elk Horn Coal Company LLC and Penn Virginia Operating Company, LLC.  In some instances, the Company has leases with Land Resources & Royalties LLC (“LRR”), a professional leasing firm that is an entity wholly owned by Quest MGMT LLC an entity owned by members of Quest Energy Inc.’s management.

Coal Sales

ARC sells its coal to domestic and international customers, some which blend ARC’s coal at east coast ports with other qualities of coal for export.  All of the coal sales currently come from the Company’s McCoy Elkhorn Mine #15, with a portion of 2017 sales expected from McCoy Elkhorn’s Carnegie Mine.  The Company is currently working on coal sales for Deane Mining’s Access Energy underground mine in the Elkhorn 3 coal seam.  The Access Energy coal is anticipated to be processed and shipped via rail at Deane Mining’s Mill Creek Preparation Plant.

Coal sales at the Company is primarily outsource to third party intermediaries who act on the Company’s behalf to source potential coal sales and contracts.  The third-party intermediaries have no ability to bind the Company to any contracts, and all coal sales are approved by management of the Company.  Currently, the Company works with two coal sales intermediaries, who handles the majority of coal sales sourcing and customer interaction.

Competition

The coal industry is intensely competitive. The most important factors on which the Company competes are coal quality, delivered costs to the customer and reliability of supply. Our principal domestic competitors will include Alpha Natural Resources, Ramaco Resources, Blackhawk Mining, Coronado Coal, Arch Coal, Contura Energy, Warrior Met Coal, Alliance Resource Partners, and ERP Compliance Fuels. Many of these coal producers may have greater financial resources and larger reserve bases than we do. We also compete in international markets directly with domestic companies and with companies that produce coal from one or more foreign countries, such as Australia, Colombia, Indonesia and South Africa.

Legal Proceedings

From time to time, we are subject to ordinary routine litigation incidental to our normal business operations. We are not currently a party to, and our property is not subject to, any material legal proceedings.

Environmental, Governmental, and Other Regulatory Matters

Our operations are subject to federal, state, and local laws and regulations, such as those relating to matters such as permitting and licensing, employee health and safety, reclamation and restoration of mining properties, water discharges, air emissions, plant and wildlife protection, the storage, treatment and disposal of wastes, remediation of contaminants, surface subsidence from underground mining and the effects of mining on surface water and groundwater conditions. In addition, we may become subject to additional costs for benefits for current and retired coal miners. These environmental laws and regulations include, but are not limited to, SMCRA with respect to coal mining activities and ancillary activities; the CAA with respect to air emissions; the CWA with respect to water discharges and the permitting of key operational infrastructure such as impoundments; RCRA with respect to solid and hazardous waste management and disposal, as well as the regulation of underground storage tanks; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or “Superfund”) with respect to releases, threatened releases and remediation of hazardous substances; the Endangered Species Act of 1973 (“ESA”) with respect to threatened and endangered species; and the National Environmental Policy Act of 1969 (“NEPA”) with respect to the evaluation of environmental impacts related to any federally issued permit or license. Many of these federal laws have state and local counterparts which also impose requirements and potential liability on our operations.

Compliance with these laws and regulations may be costly and time-consuming and may delay commencement, continuation or expansion of exploration or production at our facilities. They may also depress demand for our products by imposing more stringent requirements and limits on our customers’ operations. Moreover, these laws are constantly evolving and are becoming increasingly complex and stringent over time. These laws and regulations, particularly new legislative or administrative proposals, or judicial interpretations of existing laws and regulations related to the protection of the environment could result in substantially increased capital, operating and compliance costs. Individually and collectively, these developments could have a material adverse effect on our operations directly and/or indirectly, through our customers’ inability to use our products.

Certain implementing regulations for these environmental laws are undergoing revision or have not yet been promulgated. As a result, we cannot always determine the ultimate impact of complying with existing laws and regulations.

Due in part to these extensive and comprehensive regulatory requirements and ever- changing interpretations of these requirements, violations of these laws can occur from time to time in our industry and also in our operations. Expenditures relating to environmental compliance are a major cost consideration for our operations and safety and compliance is a significant factor in mine design, both to meet regulatory requirements and to minimize long-term environmental liabilities. To the extent that these expenditures, as with all costs, are not ultimately reflected in the prices of our products and services, operating results will be reduced.

In addition, our customers are subject to extensive regulation regarding the environmental impacts associated with the combustion or other use of coal, which may affect demand for our coal. Changes in applicable laws or the adoption of new laws relating to energy production, greenhouse gas emissions and other emissions from use of coal products may cause coal to become a less attractive source of energy, which may adversely affect our mining operations, the cost structure and, the demand for coal.

We believe that our competitors with operations in the United States are confronted by substantially similar conditions. However, foreign producers and operators may not be subject to similar requirements and may not be required to undertake equivalent costs in or be subject to similar limitations on their operations. As a result, the costs and operating restrictions necessary for compliance with United States environmental laws and regulations may have an adverse effect on our competitive position with regard to those foreign competitors. The specific impact on each competitor may vary depending on a number of factors, including the age and location of its operating facilities, applicable legislation and its production methods.

The Mine Act and the MINER Act, and regulations issued under these federal statutes, impose stringent health and safety standards on mining operations. The regulations that have been adopted under the Mine Act and the MINER Act are comprehensive and affect numerous aspects of mining operations, including training of mine personnel, mining procedures, roof control, ventilation, blasting, use and maintenance of mining equipment, dust and noise control, communications, emergency response procedures, and other matters. MSHA regularly inspects mines to ensure compliance with regulations promulgated under the Mine Act and MINER Act.

Due to the large number of mining permits held by the Company that have been previously mined and operated, there is a significant amount of environmental reclamation and remediation required by the Company to comply with local, state, and federal regulations for coal mining companies.

Further discussion regarding the required environmental remediation of the Company and associated risks to the Company are discussed in the Risk Factors section.

Property

Our principal offices are located at 8856 South Street, Fishers, Indiana 46038. We pay $1,560 per month in rent for the office space and the rental lease expires in April 2017.  We also rent office space at 11000 Highway 7 South, Kite, Kentucky 41828 and pay $500 per month rent and the rental lease expires October 30, 2021.

The Company also utilizes various office spaces on-site at its coal mining operations and coal preparation plant locations in eastern Kentucky, with such rental payments covered under any surface lease contracts with any of the surface land owners.

Employees

ARC, through its operating subsidiaries, employs a combination of company employees and contract labor to mine coal, process coal, and related functions.  The Company is continually evaluating the use of company employees and contract labor to determine the optimal mix of each, given the needs of the Company.  Currently, McCoy Elkhorn’s Mine #15 is primarily run by company employees, McCoy Elkhorn’s Carnegie Mine is primarily run by contract labor, and the Company’s various coal preparation facilities are run by company employees.

The Company currently has approximately 125 employees, with a substantial majority based in eastern Kentucky.  The Company is headquartered in Fishers, Indiana with six members of the Company’s executive team based at this location.

RISK FACTORS

The securities described herein involve a high degree of risk.  Interested persons should carefully consider, among others, the risk factors described below.  As used in the Risk Factors, the term the “Company” when used in this “Risk Factors” section may refer to ARC or any subsidiary of ARC, based on the context of the language presented.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.  You should carefully consider the various risks involved in investing in our shares, which include, among others, the following factors:

Risks Associated with Small Company Size and Liquidity Risks

As a start-up or development stage company, our business and prospects are difficult to evaluate because we have a very limited operating history and our business model is evolving, an investment in us is considered a high risk investment whereby you could lose your entire investment.

We have recently commenced operations and, therefore, we are considered a “start-up” or “development stage” company.  We have had limited income from the sale of the coal from our mining operations.  We will incur significant expenses in order to implement our business plan.  As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, and advertising and marketing expenses.  We cannot assure you that our proposed business plan will materialize or prove successful, or that we will ever be able to operate profitably.  If we cannot operate profitably, you could lose your entire investment.

We have limited assets, have incurred operating losses and have limited current sources of revenue.

We have limited assets and limited revenues since our inception in 2015.  Since our inception, we have incurred annual operating losses.  As of the end of our fiscal year on September 30, 2016, our accumulated deficit was $71,527.  We have only recently started generating revenue and such revenue is concentrated among a small number of customers and a small number of operations. We can provide no assurance that any of our current or future assets will produce any material revenues for our stockholders, or that any such business will operate on a profitable basis.

Our results of operations have resulted in very limited profitability and we may not be able to continue such profitability going forward.

We have had net losses in each quarter since our inception. We expect that we will continue to incur net losses for the foreseeable future. We may incur significant losses in the future for a number of reasons, including the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, we may not be able to achieve or maintain profitability. Our business is early development stage, consisting of the development, marketing, and sale of our coal. There is no assurance that even if we successfully implement our business plan, that we will be able to curtail our losses.  Further, as we are a development stage enterprise, we expect that net losses and the working capital deficiency will continue. If we incur additional significant operating losses, our stock price may decline, perhaps significantly.

We have yet to achieve positive cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

We have had negative cash flow from operating activities of $395,988 for the fiscal years ended September 30, 2016.  We anticipate that we will continue to have negative cash flow from operating and investing activities for the foreseeable future as we expect to incur increased coal mining development expenses and make significant capital expenditures in our efforts to commence mining operations at our various permit sites. Our business also will at times require significant amounts of working capital to support our growth, particularly as we acquire infrastructure and equipment to support our new mining operations. An inability to generate positive cash flow for the foreseeable future may adversely affect our ability to raise needed capital for our business on reasonable terms, diminish supplier or customer willingness to enter into transactions with us, and have other adverse effects that may decrease our long-term viability. There can be no assurance we will achieve positive cash flow in the foreseeable future.

We may need access to additional financing, which may not be available to us on acceptable terms or at all, and there is a substantial doubt about our ability to continue as a going concern. If we cannot access additional financing when we need it and on acceptable terms, our business, prospects, financial condition, operating results and ability to continue as a going concern could be adversely affected.

Our growth-oriented business plan to mine and sell coal from our various permits and facilities will require significant continued capital investment. Our independent registered public accounting firm for the fiscal year ended

September 30, 2016, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended September 30, 2016, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position we may not be able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.  We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, particularly given that we do not now have a committed credit facility with any government or financial institution. If we cannot obtain additional financing when we need it and on terms acceptable to us, our business, prospects, financial condition, operating results and ability to continue as a going concern could be adversely affected.

We do not have any existing bank credit facilities. Our ability to obtain such financing may be limited and if we are unable to secure such financing, our profitability may be adversely affected.

We do not have any existing bank credit facilities. Our ability to obtain such financing may be limited as banks and other financial institutions may be reluctant to extend credit to businesses they perceive as lacking prolonged operating histories, an industry that may be politically undesirable, and limited information relating to revenues and costs upon which they can evaluate the merits and risks of any such credit extension. Our inability to secure bank credit facilities (or some other form of cash/liquid injection) may have an adverse effect on our results of operations. Due to our limited operating history and limited assets, and the lag often existing between commencing business operations and profitability, in the absence of such bank financing, we may be forced to rely solely on revenues generated from our business operations in order to support our company, which revenues may not be sufficient to meet our operating and administrative expenses. If we do not have sufficient cash to meet our expenses, whether from revenues or bank credit, we may have to curtail or cease business operations.

Holders of the Series A Preferred Stock will control the operations of the Company for the foreseeable future.

The holders of the Series A Preferred Stock can convert their shares to common stock of the Company on a basis of one share of Series A Preferred Stock to 100 shares of common stock, and are the beneficiary of certain anti-dilution protection.  Furthermore, holders of the Series A Preferred Stock will vote on Company matters on an “as-converted” basis of one vote of Series A Preferred Stock to 1,000 votes of common stock.  As a result of this Series A Preferred stock ownership, the holders of the Series A Preferred Stock will continue to influence the vote on all matters submitted to a vote of our shareholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions.

We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future.

You will not receive dividend income from an investment in the shares and as a result, the purchase of the shares should only be made by an investor who does not expect a dividend return on the investment.

We currently intend to retain future earnings, if any, to finance the operation and expansion of our business.  Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of our securities.  As we do not intend to declare dividends in the future, you may never see a return on your investment and you indeed may lose your entire investment.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

Our common stock is subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks.  These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.  These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We will incur professional fees in connection with being a reporting company under the Securities Exchange Act of 1934, as amended.

Our Company is subject to the reporting requirements of the 1934 Act and as such, we are required to file 10-Ks, 10-Qs and 8-Ks and other reports with the Securities and Exchange Commission.  We will incur professional fees (i.e., attorney, auditors and filing agents) in connection with the preparation and filing of such reports and we currently anticipate such costs to range from $12,000 to $18,000 per year.  If we are unable to file such reports, we will be delinquent in our filings which could adversely affect the marketability of the Shares.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

As a reporting company under the 1934 Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404.  This process may divert internal resources and will take a significant amount of time, effort and expense to complete.  If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting.  We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter.  Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404.  If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the 1934 Act.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock, could cause our price to decline and could impair our ability to raise capital.

Future sales of common stock by existing shareholders or a new issuance by the Company under exemptions from registration or through a subsequent registered offering could materially adversely affect the market price of our common stock and could materially impair our future ability to raise capital through an offering of equity securities.

We are unable to predict the effect, if any, that market sales of these shares, or the availability of these shares for future sale, will have on the prevailing market price of our common stock at any given time.

You may not be able to resell any shares you purchased.

There is a limited trading market for our common stock at present and there has been no trading market to date.  There is no assurance that the trading market will continue.  This means that it may be hard or impossible for you to find a willing buyer for your shares should you decide to sell them in the future.

Risks Related to Our Business

The majority of our properties have not yet been developed into producing coal mines and, if we experience any development delays or cost increases, our business, financial condition, and results of operations could be adversely affected.

We have not yet completed our development plan and do not expect to have full annual production from all of our properties until sometime in the future. We expect to incur significant capital expenditures until we have completed the development of our properties. In addition, the development of our properties involves numerous regulatory, environmental, political and legal uncertainties that are beyond our control and that may cause delays in, or increase the costs associated with, their completion. Accordingly, we may not be able to complete the development of the properties on schedule, at the budgeted cost or at all, and any delays beyond the expected development periods or increased costs above those expected to be incurred could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

In connection with the development of our properties, we may encounter unexpected difficulties, including the following:

•	shortages of materials or delays in delivery of materials;

•	unexpected operational events;

•	facility or equipment malfunctions or breakdowns;

•	unusual or unexpected adverse geological conditions;

•	cost overruns;

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failure to obtain, or delays in obtaining, all necessary governmental and third-party rights-of-way, easements, permits, licenses and approvals for the development, construction and operation of one or more of our properties;

•	weather conditions and other catastrophes, such as explosions, fires, floods and accidents;

•	difficulties in attracting a sufficient skilled and unskilled workforce, increases in the level of labor costs and the existence of any labor disputes; and

•	local and general economic and infrastructure conditions.

If we are unable to complete or are substantially delayed in completing the development of any of our properties, our business, financial condition, results of operations cash flows and ability to pay dividends to our stockholders could be adversely affected.

Because we have no operating history and have not yet generated significant revenues or operating cash flows, you may have difficulty evaluating our ability to successfully implement our business strategy.

Because of our lack of operating history, the operating performance of our properties and our business strategy have not yet been proven. As a result, our historical financial statements do not provide a meaningful basis to evaluate our operations or our ability to achieve our business strategy. Therefore, it may be difficult for you to evaluate our business and results of operations to date and assess our future prospects.

In addition, we may encounter risks and difficulties experienced by companies whose performance is dependent upon newly-constructed or newly-acquired assets, such as any one of our properties failing to perform as expected, having higher than expected operating costs, having lower than expected customer revenues, or suffering equipment breakdown, failures or operational errors. We may be less successful in achieving a consistent operating level capable of generating cash flows from our operations as compared to a company whose major assets have had longer operating histories. In addition, we may be less equipped to identify and address operating risks and hazards in the conduct of our business than those companies whose major assets have had longer operating histories.

We have limited operating history and our future performance is uncertain.

We are a development stage enterprise and will continue to be so until commencement of substantial production from our coal properties. We have only recently commenced limited production at one of our properties. We have generated substantial net losses and negative cash flows from operating activities since our inception and expect to continue to incur substantial net losses as we continue our mine development program. We face challenges and uncertainties in financial planning as a result of the unavailability of historical data and uncertainties regarding the nature, scope and results of our future activities. New companies must develop successful business relationships, establish operating procedures, hire staff, install management information and other systems, establish facilities and obtain licenses, as well as take other measures necessary to conduct their intended business activities. We may not be successful in implementing our business strategies or in completing the development of the infrastructure necessary to conduct our business as planned. In the event that one or more of our mine development programs are not completed or are delayed or terminated, our operating results will be adversely affected and our operations will differ materially from the activities described in this prospectus. As a result of industry factors or factors relating specifically to us, we may have to change our methods of conducting business, which may cause a material adverse effect on our results of operations, financial condition and ability to pay dividends to our stockholders.

We will likely depend on a limited number of customers for a significant portion of our revenues.

We will likely depend on a limited number of customers for a significant portion of our revenues. The failure to obtain additional customers or the loss of all or a portion of the revenues attributable to any customer as a result of competition, creditworthiness, inability to negotiate extensions or replacement of contracts or otherwise, could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

We expect that our customer base will be highly dependent on a small number of customers.

Substantially all of the coal that we produce or plan to produce will be sold to steel producers. Therefore, demand for our coal will be highly correlated to the steel industry. The steel industry’s demand for metallurgical coal is affected by a number of factors including the cyclical nature of that industry’s business, technological developments in the steel-making process and the availability of substitutes for steel such as aluminum, composites and plastics. A significant reduction in the demand for steel products would reduce the demand for metallurgical coal, which would have a material adverse effect upon our business, cash flows and results of operations. Similarly, if less expensive ingredients could be used in substitution for metallurgical coal in the integrated steel mill process, the demand for metallurgical coal would materially decrease, which would also materially adversely affect demand for our metallurgical coal.

We do not expect to enter into long-term sales contracts for our coal and as a result we will be exposed to fluctuations in market pricing.

Sales commitments for our coal typically are not long-term in nature and are generally no longer than one year in duration. Many coal transactions in the U.S. are done on a calendar year basis, where both prices and volumes are fixed in the third and fourth quarter for the following calendar year. Globally the market is evolving to shorter term pricing. Some annual contracts have shifted to quarterly contracts and growing volumes are being sold on an indexed basis, where prices are determined by averaging the leading spot indexes reported in the market. As a result, once we commence operations and enter into agreements with customers, we will be subject to fluctuations in market pricing. We will not be protected from oversupply or market conditions where we cannot sell our coal at economic prices. Metallurgical coal has been an extremely volatile commodity over the past ten years and prices may become volatile again in the future given the recent rapid increase. There can be no assurances we will be able to mitigate such conditions as they arise. Any sustained failure to be able to market our coal during such periods would have a material adverse effect on our business, results of operations, cash flows and ability to pay dividends to our stockholders.

Product alternatives may reduce demand for our products.

Substantially all of our coal production in the near term will be comprised of metallurgical coal or pulverized coal injection (PCI), both which typically command a price premium over the majority of other forms of coal because of its use in blast furnaces for steel production. Metallurgical coal has specific physical and chemical properties, which are necessary for efficient blast furnace operation. Steel producers are continually investigating alternative steel production technologies with a view to reducing production costs. The steel industry has increased utilization of electric arc furnaces or pulverized coal injection processes, which reduce or eliminate the use of furnace coke, an intermediate product produced from metallurgical coal and, in turn, generally decreases the demand for metallurgical coal. Many alternative technologies are designed to use lower quality coals or other sources of carbon instead of higher cost high-quality metallurgical coal. While conventional blast furnace technology has been the most economic large-scale steel production technology for a number of years, and emergent technologies typically take many years to commercialize, there can be no assurance that over the longer term competitive technologies not reliant on metallurgical coal could emerge which could reduce the demand and price premiums for metallurgical coal.

Moreover, we may produce and market other coal products, such as thermal coal, which are also subject to alternative competition. Alternative technologies are continually being investigated and developed in order to reduce production costs or minimize environmental or social impact. If competitive technologies emerge that use other materials in place of our products, demand and price for our products might fall.

We face uncertainties in estimating our economically recoverable coal reserves, and inaccuracies in our estimates could result in lower than expected revenues, higher than expected costs and decreased profitability.

Coal is economically recoverable when the price at which coal can be sold exceeds the costs and expenses of mining and selling the coal. Forecasts of our future performance are based on, among other things, estimates of our recoverable coal reserves. We base our reserve information on geologic data, coal ownership information and current and proposed mine plans. Reserve estimates are periodically updated to reflect past coal production, if any, new drilling information, other geologic or mining data, and changes to coal price expectations or the cost of production and sale. There are numerous uncertainties inherent in estimating quantities and qualities of coal and costs to mine recoverable reserves, including many factors beyond our control. As a result, estimates of economically recoverable coal reserves are by their nature uncertain. Some of the factors and assumptions that can impact economically recoverable coal reserve estimates include:

•	geologic and mining conditions;

•	historical production from the area compared with production from other producing areas;

•	the assumed effects of environmental and other regulations and taxes by governmental agencies;

•	our ability to obtain, maintain and renew all required permits;

•	future improvements in mining technology;

•	assumptions related to future prices; and

•	future operating costs, including the cost of materials, and capital expenditures.

Each of the factors that impacts reserve estimation may vary considerably from the assumptions used in estimating the reserves. For these reasons, estimates of coal reserves may vary substantially. Actual production, revenues and expenditures with respect to our future coal reserves will vary from estimates, and these variances may be material. As a result, our estimates may not accurately reflect our actual future coal reserves.

Our inability to acquire additional coal reserves that are economically recoverable may have a material adverse effect on our future profitability.

Our profitability depends substantially on our ability to mine, in a cost-effective manner, coal reserves that possess the quality characteristics that prospective customers desire. Because our reserves will decline as we mine our coal, our future profitability depends upon our ability to acquire additional coal reserves that are economically recoverable to replace the reserves we will produce. If we fail to acquire or develop sufficient additional reserves over the long term to replace the reserves depleted by our production, our existing reserves could eventually be exhausted.

At some of our idled mines, our lack of operating history and multiple coal quality levels and inability to send test shipments to our prospective customers may negatively impact our ability to develop our initial customer base.

As a company with limited operating history and several idled, non-producing mines, our potential customer base is also uncertain, especially in 2017 and 2018. Our ability to commence operations and begin shipments to customers will be impacted by any potential mine rehabilitation work or start-up timing and costs.

Deterioration in the global economic conditions in any of the industries in which prospective customers operate, a worldwide financial downturn, such as the 2008-2009 financial crisis, or negative credit market conditions could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

Economic conditions in the industries in which most of our prospective customers operate, such as steelmaking and electric power generation, substantially deteriorated in recent years and reduced the demand for coal. According to the US Energy Information Agency (“EIA”), total thermal and metallurgical coal production in the Central Appalachian Basin is expected to gradually decline. A deterioration of economic conditions in our prospective customers’ industries could cause a decline in demand for and production of metallurgical coal. Renewed or continued weakness in the economic conditions of any of the industries served by prospective customers could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders. For example:

•	demand for metallurgical coal depends on domestic and foreign steel demand, which if weakened would negatively impact our revenues, margins and profitability;

•	the tightening of credit or lack of credit availability to prospective customers could adversely affect our ability to collect our trade receivables; and

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our ability to access the capital markets may be restricted at a time when we intend to raise capital for our business, including for capital improvements and exploration and/or development of coal reserves.

Prices for coal are volatile and can fluctuate widely based upon a number of factors beyond our control, including oversupply relative to the demand available for our coal and weather. A substantial or extended decline in the prices we receive for our coal could adversely affect our business, results of operations, financial condition, cash flows and ability to pay dividends to our stockholders.

Our financial results will be significantly affected by the prices we receive for our coal and depend, in part, on the margins that we will receive on sales of our coal. Our margins will reflect the price we receive for our coal over our cost of producing and transporting our coal. Prices and quantities under U.S. domestic metallurgical coal sales contracts are generally based on expectations of the next year’s coal prices at the time the contract is entered into, renewed, extended or re-opened, Pricing in the global seaborne market is typically negotiated quarterly, however, increasingly the market is moving towards shorter term pricing models. The expectation of future prices for coal depends upon many factors beyond our control, including the following:

•	the market price for coal;

•	overall domestic and global economic conditions, including the supply of and demand for domestic and foreign coal, coke and steel;

•	the consumption pattern of industrial consumers, electricity generators and residential users;

•	weather conditions in our markets that affect the demand for thermal coal or that affect the ability to produce metallurgical coal;

•	competition from other coal suppliers;

•	technological advances affecting energy consumption;

•	the costs, availability and capacity of transportation infrastructure;

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the impact of domestic and foreign governmental laws and regulations, including environmental and climate change regulations and regulations affecting the coal mining industry, and delays in the receipt of, failure to receive, failure to maintain or revocation of necessary governmental permits; and

•

increased utilization by the steel industry of electric arc furnaces or pulverized coal injection processes, which reduce or eliminate the use of furnace coke, an intermediate product produced from metallurgical coal, and generally decrease the demand for metallurgical coal.

Metallurgical coal has been an extremely volatile commodity over the past 10 years, as steel production growth in Asia underpinned demand growth, while the market experienced two supply shocks from flooding events in Australia’s Queensland and a third in 2016 caused by a reduction in Chinese domestic production. The first severe flooding sent global metallurgical coal prices from $98 per MT in 2007 to $305 per MT in 2008. A second round of flooding disrupted the Australian supply chain in 2011, and prices jumped from $129 per MT to $330 per MT. The temporary supply disruptions caused major price spikes, which, while short-lived, resulted in a period of elevated prices, before declining once supply normalized, and production growth that high prices incentivized eventually came online. The slow decline in global prices since 2011 forced high-cost U.S. suppliers who could not compete in the export market to reduce output.  Any decline in the prices of and demand for coal could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

Increased competition or a loss of our competitive position could adversely affect sales of, or prices for, our coal, which could impair our profitability. In addition, foreign currency fluctuations could adversely affect the competitiveness of our coal abroad.

We will compete with other producers primarily on the basis of coal quality, delivered costs to the customer and reliability of supply. We expect to compete primarily with U.S. coal producers and with some Canadian coal producers for sales of metallurgical coal to domestic steel producers and, to a lesser extent, thermal coal to electric power generators. We also expect to compete with both domestic and foreign coal producers for sales of metallurgical coal in international markets. Certain of these coal producers may have greater financial resources and larger reserve bases than we do. We expect to sell coal to the seaborne metallurgical coal market, which is significantly affected by international demand and competition.

We cannot assure you that competition from other producers will not adversely affect us in the future. The coal industry has experienced consolidation over the past 10 years, including consolidation among some of our major competitors. We cannot assure you that the result of current or further consolidation in the coal industry, or the reorganization through bankruptcy of competitors with large legacy liabilities, will not adversely affect us. A number of our competitors have idled production over the last year in light of lower metallurgical coal prices in 2015 and the first half of 2016. The recent increase in coal prices could encourage existing producers to expand capacity or could encourage new producers to enter the market.

In addition, we face competition from foreign producers that sell their coal in the export market. Potential changes to international trade agreements, trade concessions, foreign currency fluctuations or other political and economic arrangements may benefit coal producers operating in countries other than the United States. Additionally, North American steel producers face competition from foreign steel producers, which could adversely impact the financial condition and business of our prospective customers. We cannot assure you that we will be able to compete on the basis of price or other factors with companies that in the future may benefit from favorable foreign trade policies or other arrangements. Coal is sold internationally in U.S. dollars and, as a result, general economic conditions in foreign markets and changes in foreign currency exchange rates may provide our foreign competitors with a competitive advantage. If our competitors’ currencies decline against the U.S. dollar or against our prospective foreign customers’ local currencies, those competitors may be able to offer lower prices for coal to prospective customers. Furthermore, if the currencies of our prospective overseas customers were to significantly decline in value in comparison to the U.S. dollar, those prospective customers may seek decreased prices for the coal we sell to them. Consequently, currency fluctuations could adversely affect the competitiveness of our coal in international markets, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business involves many hazards and operating risks, some of which may not be fully covered by insurance. The occurrence of a significant accident or other event that is not fully insured could adversely affect our business, results of operations, financial condition, cash flows and ability to pay dividends to our stockholders.

Our mining operations, including our preparation and transportation infrastructure, are subject to many hazards and operating risks. In particular, underground mining and related processing activities present inherent risks of injury to persons and damage to property and equipment. Our mines are subject to a number of operating risks that could disrupt operations, decrease production and increase the cost of mining for varying lengths of time, thereby adversely affecting our operating results. In addition, if coal production declines, we may not be able to produce sufficient amounts of coal to deliver under future sales contracts. Our inability to satisfy contractual obligations could result in prospective customers initiating claims against us. The operating risks that may have a significant impact on our future coal operations include:

•	variations in thickness of the layer, or seam, of coal;

•	adverse geologic conditions, including amounts of rock and other natural materials intruding into the coal seam, that could affect the stability of the roof and the side walls of the mine;

•	environmental hazards;

•	mining and processing equipment failures and unexpected maintenance problems;

•	fires or explosions, including as a result of methane, coal, coal dust or other explosive materials, or other accidents;

•	inclement or hazardous weather conditions and natural disasters or other force majeure events;

•	seismic activities, ground failures, rock bursts or structural cave-ins or slides;

•	delays in moving our mining equipment;

•	railroad delays or derailments;

•	security breaches or terroristic acts; and

•	other hazards or occurrences that could also result in personal injury and loss of life, pollution and suspension of operations.

Any of these risks could adversely affect our ability to conduct operations or result in substantial loss to us as a result of claims for:

•	personal injury or loss of life;

•	damage to and destruction of property, natural resources and equipment, including our coal properties and our coal production or transportation facilities;

•	pollution, contamination and other environmental damage to our properties or the properties of others;

•	potential legal liability and monetary losses;

•	regulatory investigations, actions and penalties;

•	suspension of our operations; and

•	repair and remediation costs.

In addition, the total cost of coal sold and overall coal production may be adversely affected by various factors.

Although we maintain insurance for a number of risks and hazards, we may not be insured or fully insured against the losses or liabilities that could arise from a significant accident in our future coal operations. We may elect not to obtain insurance for any or all of these risks if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution, contamination and environmental risks generally are not fully insurable. Moreover, a significant mine accident or regulatory infraction could potentially cause a mine shutdown. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

In addition, if any of the foregoing changes, conditions or events occurs and is not determined to be a force majeure event, any resulting failure on our part to deliver coal to the purchaser under contract could result in economic penalties, suspension or cancellation of shipments or ultimately termination of the agreement, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

Depending on future acquisitions, our operations could be exclusively located in a single geographic region, making us vulnerable to risks associated with operating in a single geographic area.

Initially, substantially all of our operations will be conducted in a single geographic region in the eastern United States in the Commonwealth of Kentucky. The geographic concentration of our operations may disproportionately expose us to disruptions in our operations if the region experiences severe weather, transportation capacity constraints, constraints on the availability of required equipment, facilities, personnel or services, significant governmental regulation or natural disasters. If any of these factors were to impact the region in which we operate more than other coal producing regions, our business, financial condition, results of operations and cash flows will be adversely affected relative to other mining companies that have a more geographically diversified asset portfolio.

In addition, some scientists have warned that increasing concentrations of greenhouse gases (“GHGs”) in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts and floods and other climatic events. If these warnings are correct, and if any such effects were to occur in areas where we or our customers operate, they could have an adverse effect on our assets and operations.

The availability and reliability of transportation facilities and fluctuations in transportation costs could affect the demand for our coal or impair our ability to supply coal to prospective customers.

Transportation logistics will play an important role in allowing us to supply coal to prospective customers. Any significant delays, interruptions or other limitations on the ability to transport our coal could negatively affect our operations. Delays and interruptions of rail services because of accidents, failure to complete construction of rail infrastructure, infrastructure damage, lack of rail or port capacity, weather-related problems, governmental regulation, terrorism, strikes, lock-outs, third-party actions or other events could impair our ability to supply coal to customers and adversely affect our profitability. In addition, transportation costs represent a significant portion of the delivered cost of coal and, as a result, the cost of delivery is a critical factor in a customer’s purchasing decision. Increases in transportation costs, including increases resulting from emission control requirements and fluctuations in the price of locomotive diesel fuel and demurrage, could make our coal less competitive, which could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

Any significant downtime of our major pieces of mining equipment, including any preparation plant, could impair our ability to supply coal to prospective customers and materially and adversely affect our results of operations.

We currently and in the future, will depend on several major pieces of mining equipment to produce and transport our coal, including, but not limited to, underground continuous mining units and coal conveying systems, surface mining equipment such as augers, highwall miners, front-end loaders and coal over burden haul trucks, preparation plant and related facilities, conveyors and transloading facilities. If any of these pieces of equipment or facilities suffered major damage or were destroyed by fire, abnormal wear, flooding, incorrect operation or otherwise, we may be unable to replace or repair them in a timely manner or at a reasonable cost, which would impact our ability to produce and transport coal and materially and adversely affect our business, results of operations, financial condition and cash flows. Moreover, the Mine Safety and Health Administration (“MSHA”) and other regulatory agencies sometimes make changes with regards to requirements for pieces of equipment. For example, in 2015, MSHA promulgated a new regulation requiring the implementation of proximity detection devices on all continuous mining machines. Such changes could cause delays if manufacturers and suppliers are unable to make the required changes in compliance with mandated deadlines.

If either our preparation plants, or train loadout facilities, or those of a third party processing or loading our coal, suffer extended downtime, including major damage, or is destroyed, our ability to process and deliver coal to prospective customers would be materially impacted, which would materially adversely affect our business, results of operations, financial condition and cash flows and our ability to pay dividends to our stockholders.

If customers do not enter into, extend or honor contracts with us, our profitability could be adversely affected.

We have entered into a limited number of contracts for the sale of our coal. Coal mined from our operations is subject to testing by our prospective customers for the ability to meet various specifications and to work successfully test our coals or enter into contracts for the sale of our coal, our ability to achieve profitability would be materially adversely affected. Once we enter into contracts, if a substantial portion of our sales contracts are modified or terminated and we are unable to replace the contracts (or if new contracts are priced at lower levels), our results of operations would be adversely affected, perhaps materially. In addition, if customers refuse to accept shipments of our coal for which they have a contractual obligation, our revenues could be substantially affected and we may have to reduce production at our mines until our customer’s contractual obligations are honored.

Certain provisions in typical long-term sales contracts provide limited protection during adverse economic conditions, which may eventually result in economic penalties to us or permit the customer to terminate the contract. Furthermore, our ability to collect payments from prospective customers could be impaired if their creditworthiness declines or if they fail to honor their contracts with us.

Price adjustment, “price reopener” and other similar provisions in typical long-term sales contracts may reduce protection from short-term coal price volatility traditionally provided by such contracts. Price reopener provisions may be included in our future sales contracts. These price reopener provisions may automatically set a new price based on prevailing market price or, in some instances, require the parties to agree on a new price, sometimes within a specified range of prices. Any adjustment or renegotiations leading to a significantly lower contract price could adversely affect our profitability. Some annual metallurgical coal contracts have shifted to quarterly contracts and growing volumes are being sold on an indexed basis, where prices are determined by averaging the leading spot indexes reported in the market, exposing us further to risks related to pricing volatility.

Our ability to receive payment for coal sold and delivered depends on the continued solvency and creditworthiness of prospective customers. The number of domestic steel producers is small, and they compete globally for steel production. If their business or creditworthiness suffers, we may bear an increased risk with respect to payment default. In addition, some prospective customers have been adversely affected by the recent economic downturn, which may impact their ability to fulfill their contractual obligations. Competition with other coal suppliers could force us to extend credit to customers and on terms that could increase the risk we bear with respect to payment default. We could also enter into agreements to supply coal to energy trading and brokering customers under which a customer sells coal to end-users. If the creditworthiness of any prospective energy trading and brokering customer declines, we may not be able to collect payment for all coal sold and delivered to or on behalf of this customer. In addition, if customers refuse to accept shipments of our coal that they have a contractual obligation to purchase, our revenues will decrease and we may have to reduce production at our mines until prospective customers’ contractual obligations are honored. Our inability to collect payment from counterparties to our sales contracts may materially adversely affect our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

Decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators could adversely affect our business.

While our initial coal production consists primarily of metallurgical and PCI coal, which is not closely linked to domestic demand for electricity, we anticipate initiating production and sales of thermal coal in the future. In such case, any changes in coal consumption by electric power generators in the United States would likely impact our business over the long term. According to the EIA, in 2015, the domestic electric power sector accounts for more than 90% of total U.S. coal consumption. The amount of coal consumed by the electric power generation industry is affected by, among other things:

•	general economic conditions, particularly those affecting industrial electric power demand, such as a downturn in the U.S. economy and financial markets;
•	overall demand for electricity;

•

competition from alternative fuel sources for power generation, including natural gas, fuel oil, nuclear, and renewable sources such as hydroelectric, wind and solar power, and the location, availability, quality and price of those alternative fuel sources;

•	environmental and other governmental regulations, including those impacting coal-fired power plants; and

•	energy conservation efforts and related governmental policies.

For example, the low price of natural gas in recent years has resulted, in some instances, in domestic electric generators increasing natural gas consumption while decreasing coal consumption. Federal and state mandates for increased use of electricity derived from renewable energy sources, such as the Clean Power Plan (“CPP”), could also affect demand for our coal. Such mandates, combined with other incentives to use renewable energy sources, such as tax credits, could make renewable fuel sources more competitive with coal. A decrease in coal consumption by the electric power generation industry could adversely affect the price of coal, which could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

According to the EIA, although electricity demand fell in only three years between 1950 and 2007, it declined in six of the eight years between 2008 and 2015. The decline in electricity demand is due to several primary factors, including the steep economic downturn from late 2007 through 2009, the shift from an energy-intensive manufacturing economy to a service economy and an overall improvement in energy efficiency. Other factors, such as efficiency improvements associated with new appliance standards in the buildings sectors, overall improvement in the efficiency of technologies powered by electricity, and future conservation efforts based on implementation of the new CPP, have slowed or may slow electricity demand growth and may contribute to slower growth in the future, even if the U.S. economy continues its recovery. Further decreases in the demand for electricity, such as decreases that could be caused by a worsening of current economic conditions, a prolonged economic recession or other similar events, could have a material adverse effect on the demand for coal and on our business over the long term.

Changes in the coal industry that affect our prospective customers, such as those caused by decreased electricity demand and increased competition, could also adversely affect our business. Indirect competition from natural gas-fired plants that are relatively less expensive to construct and less difficult to permit has the most potential to displace a significant amount of coal-fired electric power generation in the near term, particularly older, less efficient coal-fired powered generators. In addition, uncertainty caused by federal and state regulations could cause thermal coal customers to be uncertain of their coal requirements in future years, which could adversely affect our ability to sell coal to such prospective customers under multi-year sales contracts.

We may be unsuccessful in integrating the operations of any future acquisitions, including acquisitions involving new lines of business, with our existing operations, and in realizing all or any part of the anticipated benefits of any such acquisitions.

From time to time, we may evaluate and acquire assets and businesses that we believe complement our existing assets and business, and we may use a portion of the proceeds from this offering for acquisitions. The assets and businesses we acquire may be dissimilar from our initial lines of business. Acquisitions may require substantial capital or the incurrence of substantial indebtedness. Our capitalization and results of operations may change significantly as a result of future acquisitions. We may also add new lines of business to our existing operations. Acquisitions and business expansions involve numerous risks, including the following:

•	difficulties in the integration of the assets and operations of the acquired businesses or lines of business;

•	inefficiencies and difficulties that arise because of unfamiliarity with new assets and the businesses associated with them and new geographic areas;

•	the possibility that we have insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk; and

•	the diversion of management’s attention from other operations.

Further, unexpected costs and challenges may arise whenever businesses with different operations or management are combined, and we may experience unanticipated delays in realizing the benefits of an acquisition. Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar, and may lead to increased litigation and regulatory risk. Also, following an acquisition, we may discover previously unknown liabilities associated with the acquired business or assets for which we have no recourse under applicable indemnification provisions. If an acquired business or new line of business generates insufficient revenue or if we are unable to efficiently manage our expanded operations, our results of operations may be materially adversely affected. Additionally, we can offer no assurance that the planned marketing, brokerage and trading company will be able to attract third-party coal producers as customers or make any significant contribution to our financial results.

To maintain and grow our business, we will be required to make substantial capital expenditures. If we are unable to obtain needed capital or financing on satisfactory terms, we may have to curtail our operations and delay our construction and growth plans, which may materially adversely affect our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

In order to maintain and grow our business, we will need to make substantial capital expenditures associated with our mines and the construction of coal preparation facilities, which have not yet been constructed. Constructing, maintaining and expanding mines and infrastructure, including coal preparation and loading facilities, is capital intensive. Specifically, the exploration, permitting and development of coal reserves, and the maintenance of machinery, equipment and facilities, and compliance with applicable laws and regulations require substantial capital expenditures. We must continue to invest capital to maintain or to increase our production and to develop any future acquired properties. Decisions to increase our production levels could also affect our capital needs. We cannot assure you that we will be able to maintain our production levels or generate sufficient cash flow, or that we will have access to sufficient financing to continue our production, exploration, permitting and development activities, and we may be required to defer all or a portion of our capital expenditures.

If we do not make sufficient or effective capital expenditures, we will be unable to develop and grow our business. To fund our projected capital expenditures, we will be required to use cash from our operations, incur debt or issue additional common stock or other equity securities. Using cash from our operations will reduce cash available for maintaining or increasing our operating activities and paying dividends to our stockholders. Our ability to obtain bank financing or our ability to access the capital markets for future equity or debt offerings may be limited by our financial condition at the time of any such financing or offering and the covenants in our future debt agreements, as well as by general economic conditions, contingencies and uncertainties that are beyond our control.

In addition, incurring additional debt may significantly increase our interest expense and financial leverage, and issuing additional equity securities may result in significant stockholder dilution.

We may not be able to obtain equipment, parts and supplies in a timely manner, in sufficient quantities or at reasonable costs to support our coal mining and transportation operations.

Coal mining consumes large quantities of commodities including steel, copper, rubber products and liquid fuels and requires the use of capital equipment. Some commodities, such as steel, are needed to comply with roof control plans required by regulation. The prices we pay for commodities and capital equipment are strongly impacted by the global market. A rapid or significant increase in the costs of commodities or capital equipment we use in our operations could impact our mining operations costs because we may have a limited ability to negotiate lower prices and, in some cases, may not have a ready substitute.

We will use equipment in our coal mining and transportation operations such as continuous mining units, conveyors, shuttle cars, rail cars, locomotives, and roof bolters. We procure this equipment from a concentrated group of suppliers, and obtaining this equipment often involves long lead times. Occasionally, but not currently, demand for such equipment by mining companies can be high and some types of equipment may be in short supply. Delays in receiving or shortages of this equipment, as well as the raw materials used in the manufacturing of supplies and mining equipment, which, in some cases, do not have ready substitutes, or the cancellation of any future supply contracts under which we obtain equipment and other consumables, could limit our ability to obtain these supplies or equipment. In addition, if any of our suppliers experiences an adverse event, or decides to no longer do business with us, we may be unable to obtain sufficient equipment and raw materials in a timely manner or at a reasonable price to allow us to meet our production goals and our revenues may be adversely impacted. We use considerable quantities of steel in the mining process. If the price of steel or other materials increases substantially or if the value of the U.S. dollar declines relative to foreign currencies with respect to certain imported supplies or other products, our operating expenses could increase. Any of the foregoing events could materially and adversely impact our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

The decline in coal prices since 2011 has incentivized producers to retain their used, idle equipment. The availability of used equipment is a key assumption in our business plan, and we may find it difficult to procure mining equipment at a suitable cost, in particular deep mining equipment. To the extent we are unable to procure suitable mining equipment in line with our projected cost profile, our projected results may not be realized and our results of operations may be negatively affected.

We are a holding company and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations and to make dividend payments.

We are a holding company and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to pay our obligations and to make dividend payments depends entirely on our subsidiaries and their ability to distribute funds to us. The ability of a subsidiary to make these distributions could be affected by a claim or other action by a third party, including a creditor, or by the law of their respective jurisdictions of formation which regulates the payment of dividends. If we are unable to obtain funds from our subsidiaries, our board of directors may exercise its discretion not to declare or pay dividends.

Debt we incur in the future may limit our flexibility to obtain financing and to pursue other business opportunities. Our future level of debt could have important consequences to us, including the following:

•	our ability to obtain additional financing, if necessary, for working capital, capital expenditures or other purposes may be impaired or such financing may not be available on favorable terms;

•	our funds available for operations and future business opportunities will be reduced by that portion of our cash flow required to make interest payments on our debt;

•	our ability to pay dividends if an event of default occurs and is continuing or would occur as a result of paying such dividend;

•	we may be more vulnerable to competitive pressures or a downturn in our business or the economy generally; and

•	our flexibility in responding to changing business and economic conditions may be limited.

Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our operating results are not sufficient to service any future indebtedness, we will be forced to take actions such as reducing or delaying our business activities, investments or capital expenditures, selling assets or issuing equity. We may not be able to effect any of these actions on satisfactory terms or at all.

Our operations could be adversely affected if we are unable to obtain required financial assurance, or if the costs of financial assurance increase too much.

Federal and state laws require financial assurance to secure our permit obligations including to reclaim lands used for mining, to pay federal and state workers’ compensation and black lung benefits, and to satisfy other miscellaneous obligations. The changes in the market for coal used to generate electricity in recent years have led to bankruptcies involving prominent coal producers. Several of these companies relied on self-bonding to guarantee their responsibilities under the Surface Mining Control and Reclamation Act of 1977 (“SMCRA”) permits including for reclamation. In response to these bankruptcies, the Office of Surface Mining Reclamation and Enforcement (“OSMRE”) issued a Policy Advisory in August 2016 to state agencies that are authorized under the SMCRA to implement the act in their states. Certain states, including Virginia, had previously announced that it would no longer accept self-bonding to secure reclamation obligations under the state mining laws. This Policy Advisory is intended to discourage authorized states from approving self-bonding arrangements and may lead to increased demand for other forms of financial assurance, which may strain capacity for those instruments and increase our costs of obtaining and maintaining the amounts of financial assurance needed for our operations.

In addition, OSMRE announced in August 2016 that it would initiate a rulemaking under SMCRA to revise the requirements for self-bonding in light of changes in the coal-mining industry and the market. Individually and collectively, revised various financial assurance requirements may increase the amounts of needed financial assurance and limit the types of acceptable instruments and strain the capacity of the surety markets to meet demand, which may delay the timing for and increase the costs of obtaining this financial assurance. We use surety bonds, trusts and letters of credit to provide financial assurance for certain transactions and business activities. Our reclamation surety bonding program does not currently require us to post collateral, however, insurance companies may elect not to provide surety bonds without collateral. Indeed, sureties typically require coal producers to post collateral, often having a value equal to 40% or more of the face amount of the bond. As a result, we may be required to provide collateral, letters of credit or other assurances of payment in order to obtain the necessary types and amounts of financial assurance.  We currently have outstanding surety bonds at all of our mining operations totaling approximately $23.5 million. Using letters of credit in lieu of surety bonds can be significantly more costly to us than surety bonds. Moreover, the need to obtain letters of credit may also reduce amounts that we can borrow under any senior secured credit facility for other purposes. If, in the future, we are unable to secure surety bonds for these obligations, and are forced to secure letters of credit indefinitely or obtain some other form of financial assurance at too high of a cost, our profitability may be negatively affected.

Our mines could be located in areas containing oil and natural gas operations, which may require us to coordinate our operations with those of oil and natural gas drillers.

Our coal reserves may be in areas containing developed or undeveloped oil and natural gas deposits and reservoirs, such as the Marcellus Shale in eastern Kentucky, which are currently the subject of substantial oil and natural gas exploration and production activities, including by horizontal drilling. If we have received a permit for our mining activities, then, while we will have to coordinate our mining with such oil and natural gas drillers, our mining activities are expected to have priority over any oil and natural gas drillers with respect to the land covered by our permit. For reserves outside of our permits, we expect to engage in discussions with drilling companies on potential areas on which they can drill that may have a minimal effect on our mine plan. Depending on priority of interests, our operations may have to avoid existing oil and gas wells or expend sums to plug oil and gas wells.

If a well is in the path of our mining for coal on land that has not yet been permitted for our mining activities, we may not be able to mine through the well unless we purchase it. The cost of purchasing a producing horizontal or vertical well could be substantial. Horizontal wells with multiple laterals extending from the well pad may access larger oil and natural gas reserves than a vertical well, which would typically result in a higher cost to acquire. The cost associated with purchasing oil and natural gas wells that are in the path of our coal mining activities may make mining through those wells uneconomical, thereby effectively causing a loss of significant portions of our coal reserves, which could materially and adversely affect our business, financial condition, results of operations, cash flows and ability to pay dividends to our stockholders.

Defects in title or loss of any leasehold interests in our properties could limit our ability to conduct mining operations on these properties or result in significant unanticipated costs.

We expect to conduct all of our mining operations on properties that we lease. A title defect or the loss of any lease upon expiration of its term, upon a default or otherwise, could adversely affect our ability to mine the associated reserves and/or process the coal we mine. Title to most of our leased properties and mineral rights is not usually verified until we make a commitment to develop a property, which may not occur until after we have obtained necessary permits and completed exploration of the property. In many cases, we rely on title information or representations and warranties provided by our lessors or grantors. Our right to mine some of our reserves may be adversely affected if defects in title or boundaries exist or if a lease expires. Any challenge to our title or leasehold interests could delay the exploration and development of the property and could ultimately result in the loss of some or all of our interest in the property and, accordingly, require us to reduce our estimated coal reserves. Mining operations from time to time may rely on an expired lease that we are unable to renew. If we were to be in default with respect to leases for properties on which we have mining operations, we may have to close down or significantly alter the sequence of such mining operations, which may adversely affect our future coal production and future revenues. If we mine on property that we do not own or lease, we could incur liability for such mining.

Also, in any such case, the investigation and resolution of title issues would divert management’s time from our business and our results of operations could be adversely affected. Additionally, if we lose any leasehold interests relating to any preparation plants, we may need to find an alternative location to process our coal and load it for delivery to customers, which could result in significant unanticipated costs.

In order to obtain leases or mining contracts to conduct our mining operations on property where these defects exist, we may in the future have to incur unanticipated costs. In addition, we may not be able to successfully negotiate new leases or mining contracts for properties containing additional reserves, or maintain our leasehold interests in properties where we have not commenced mining operations during the term of the lease. Some leases have minimum production requirements. Failure to meet those requirements could result in losses of prepaid royalties and, in some rare cases, could result in a loss of the lease itself.

Some of our mining properties are leased from Land Resources & Royalties LLC, a company owned and controlled by certain members of our management, and conflicts of interest may arise in the future as a result.

Some of our properties are leased or subleased to our subsidiaries from Land Resources & Royalties, which is an entity that is owned and controlled by some of our management team, with financial and economic benefit of such leases going directly to those members of the management team.  Given some of the common ownership and control between Land Resources & Royalties LLC and us and the complex contractual obligations under these arrangements, conflicts could arise between us and Land Resources & Royalties LLC that could adversely affect the interests of our stockholders, including, without limitation, conflicts involving compliance with payment and performance obligations under existing leases, and negotiation of the terms of and performance under additional leases we may enter into with Land Resources & Royalties LLC in the future.

While none of our employees who conduct mining operations are currently members of unions, our business could be adversely affected by union activities.

We are not subject to any collective bargaining or union agreement with respect to other properties we currently control. However, it is possible that future employees, or those of our contract miners, who conduct mining operations may join or seek recognition to form a labor union, or may be required to become a labor agreement signatory. If some or all of the employees who conduct mining operations were to become unionized, it could adversely affect productivity, increase labor costs and increase the risk of work stoppages at our mines. If a work stoppage were to occur, it could interfere with operations and have a material adverse effect on our business, financial condition, results of operations, cash flows and our ability to pay dividends to our stockholders.

A shortage of skilled labor in the mining industry could pose a risk to achieving improved labor productivity and competitive costs, which could adversely affect our profitability.

Efficient coal mining using modern techniques and equipment requires skilled laborers, preferably with at least a year of experience and proficiency in multiple mining tasks. In the event there is a shortage of experienced labor, it could have an adverse impact on our labor productivity and costs and our ability to expand production in the event there is an increase in the demand for our coal.

Our ability to operate effectively could be impaired if we fail to attract and retain key personnel.

The loss of our senior executives could have a material adverse effect on our business. There may be a limited number of persons with the requisite experience and skills to serve in our senior management positions. We may not be able to locate or employ qualified executives on acceptable terms. In addition, as our business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly skilled personnel with coal industry experience. We may not be able to continue to employ key personnel or attract and retain qualified personnel in the future. Our failure to retain or attract key personnel could have a material adverse effect on our ability to effectively operate our business.  There is nothing at this time on which to base an assumption that our business will prove successful, and there is no assurance that we will be able to operate profitably if or when operations commence.  You may lose your entire investment do to our lack of experience.

Terrorist attacks or cyber-incidents could result in information theft, data corruption, operational disruption and/or financial loss.

Like most companies, we have become increasingly dependent upon digital technologies, including information systems, infrastructure and cloud applications and services, to operate our businesses, to process and record financial and operating data, communicate with our business partners, analyze mine and mining information, estimate quantities of coal reserves, as well as other activities related to our businesses. Strategic targets, such as energy-related assets, may be at greater risk of future terrorist or cyber-attacks than other targets in the United States. Deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties, or cloud-based applications could lead to corruption or loss of our proprietary data and potentially sensitive data, delays in production or delivery, difficulty in completing and settling transactions, challenges in maintaining our books and records, environmental damage, communication interruptions, other operational disruptions and third-party liability. Our insurance may not protect us against such occurrences. Consequently, it is possible that any of these occurrences, or a combination of them, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Further, as cyber incidents continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber incidents.

We may face restricted access to international markets in the future.

Access to international markets may be subject to ongoing interruptions and trade barriers due to policies and tariffs of individual countries, and the actions of certain interest groups to restrict the import or export of certain commodities. Although there are currently no significant trade barriers existing or impending of which we are aware that do, or could, materially affect our access to certain markets, there can be no assurance that our access to these markets will not be restricted in the future. An inability for U.S. metallurgical thermal, and other specialty coal suppliers to access international markets would likely result in an oversupply of such respective coals in the domestic market, resulting in a decrease in prices.

Risks Related to Environmental, Health, Safety and Other Regulations

Laws and regulations restricting greenhouse gas emissions as well as uncertainty concerning such regulations could adversely impact the market for coal, increase our operating costs, and reduce the value of our coal assets.

Climate change continues to attract considerable public and scientific attention. There is widespread concern about the contributions of human activity to such changes, especially through the emission of GHGs. There are three primary sources of GHGs associated with the coal industry. First, the end use of our coal by our customers in electricity generation, coke plants, and steelmaking is a source of GHGs. Second, combustion of fuel by equipment used in coal production and to transport our coal to our customers is a source of GHGs. Third, coal mining itself can release methane, which is considered to be a more potent GHG than CO2, directly into the atmosphere. These emissions from coal consumption, transportation and production are subject to pending and proposed regulation as part of initiatives to address global climate change.

As a result, numerous proposals have been made and are likely to continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of GHGs. Collectively, these initiatives could result in higher electric costs to our customers or lower the demand for coal used in electric generation, which could in turn adversely impact our business. They could also result in direct regulation of the GHGs produced by our operations.

At present, we are principally focused on metallurgical coal production, which is not used in connection with the production of power generation. However, we may seek to sell greater amounts of our coal into the power-generation market in the future. The market for our coal may be adversely impacted if comprehensive legislation or regulations focusing on GHG emission reductions are adopted, or if our customers are unable to obtain financing for their operations. The uncertainty over the outcome of litigation challenging the CPP and the extent of future regulation of GHG emissions may inhibit utilities from investing in the building of new coal-fired plants to replace older plants or investing in the upgrading of existing coal-fired plants. Any reduction in the amount of coal consumed by electric power generators as a result of actual or potential regulation of GHG emissions could decrease demand for our coal, thereby reducing our revenues and materially and adversely affecting our business and results of operations. We or prospective customers may also have to invest in CO2 capture and storage technologies in order to burn coal and comply with future GHG emission standards.

Finally, there have been attempts to encourage greater regulation of coalbed methane because methane has a greater GHG effect than CO2. Methane from coal mines can give rise to safety concerns, and can require various measures be taken to mitigate those risks. If new laws or regulations were introduced to reduce coalbed methane emissions, those rules could adversely affect our costs of operations by requiring installation of air pollution controls, higher taxes, or additional costs incurred to purchase credits that permit us to continue operations. New laws or regulations could also potentially require that we curtail coal production.

Current and future government laws, regulations and other legal requirements relating to protection of the environment and natural resources may increase our costs of doing business and may restrict our coal operations.

We and our potential customers are subject to stringent and complex laws, regulations and other legal requirements enacted by federal, state and local authorities relating to protection of the environment and natural resources. These include those legal requirements that govern discharges or emissions of materials into the environment, the management and disposal of substances and wastes, including hazardous wastes, the cleanup of contaminated sites, threatened and endangered plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, mitigation and restoration of streams or other waters, the protection of drinking water, assessment of the environmental impacts of mining, monitoring and reporting requirements, the installation of various safety equipment in our mines, remediation of impacts of surface subsidence from underground mining, and work practices related to employee health and safety. Examples include laws and regulations relating to:

•	employee health and safety;

•	emissions to air and discharges to water;

•	plant and wildlife protection, including endangered species protections;

•	the reclamation and restoration of properties after mining or other activity has been completed;

•	limitations on land use;

•	mine permitting and licensing requirements;

•	the storage, treatment and disposal of wastes;

•	air quality standards;

•	water pollution;

•	protection of human health, plant-life and wildlife, including endangered and threatened species;

•	protection of wetlands;

•	the discharge of materials into the environment;

•	remediation of contaminated soil, surface and groundwater; and

•	the effects of operations on surface water and groundwater quality and availability.

Complying with these environmental and employee health and safety requirements, including the terms of our permits, has had, and will continue to have, a significant effect on our costs of operations. In addition, there is the possibility that we could incur substantial costs as a result of violations of environmental laws, judicial interpretations of or rulings on environmental laws or permits, or in connection with the investigation and remediation of environmental contamination. For example, the EPA and several of the states where we operate have, or intend to, propose revised recommended criteria for discharges of selenium regulated under the Clean Water Act (“CWA”), which may be more stringent than current criteria. Any additional laws, regulations and other legal requirements enacted or adopted by federal, state and local authorities, or new interpretations of existing legal requirements by regulatory bodies relating to the protection of the environment, including those related to discharges of selenium, could further affect our costs or limit our operations.

Our operations may impact the environment or cause exposure to hazardous substances, and our properties may have environmental contamination, which could expose us to significant costs and liabilities.

Our operations currently use hazardous materials and generate limited quantities of hazardous wastes from time to time. Drainage flowing from or caused by mining activities can be acidic with elevated levels of dissolved metals, a condition referred to as “acid mine drainage,” or may include other pollutants requiring treatment. We could become subject to claims for toxic torts, natural resource damages and other damages as well as for the investigation and clean-up of soil, surface water, groundwater, and other media. Such claims may arise, for example, out of conditions at sites that we currently own or operate, as well as at sites that we previously owned or operated, or may acquire. Our liability for such claims may be joint and several, so that we may be held responsible for more than our share of the contamination or other damages, or for the entire share.

We will maintain coal refuse areas and slurry impoundments as necessary. Such areas and impoundments are subject to extensive regulation. Structural failure of a slurry impoundment or coal refuse area could result in extensive damage to the environment and natural resources, such as bodies of water that the coal slurry reaches, as well as liability for related personal injuries and property damages, and injuries to wildlife. If an impoundment were to fail, we could be subject to claims for the resulting environmental contamination and associated liability, as well as for fines and penalties. Our coal refuse areas and slurry impoundments will be designed, constructed, and inspected by our company and by regulatory authorities according to stringent environmental and safety standards.

We must obtain, maintain, and renew governmental permits and approvals for mining operations, which can be a costly and time consuming process and result in restrictions on our operations.

Numerous governmental permits and approvals are required for mining operations. Our operations are principally regulated under permits issued pursuant to SMCRA and the federal CWA. State and federal regulatory authorities exercise considerable discretion in the timing and scope of permit issuance. Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of exploration or production operations. In addition, we may be required to prepare and present to permitting or other regulatory authorities data pertaining to the effect or impact that proposed exploration for or production of coal might have on the environment.

Our coal production will be dependent upon our ability to obtain various federal and state permits and approvals to mine our coal reserves. The permitting rules, and the interpretations of these rules, are complex, change frequently, and are often subject to discretionary interpretations by regulators, all of which may make compliance more difficult or impractical, and which may possibly preclude the continuance of ongoing mine development or operations or the development of future mining operations. The EPA also has the authority to veto permits issued by the U.S. Army Corps of Engineers (the “Corps”) under the CWA’s Section 404 program that prohibits the discharge of dredged or fill material into regulated waters without a permit. The pace with which the government issues permits needed for new operations and for ongoing operations to continue mining, particularly CWA permits, can be time-consuming and subject to delays and denials. These delays or denials of environmental permits needed for mining could reduce our production and materially adversely impact our cash flow and results of operations.

For example, prior to placing fill material in waters of the United States, such as with the construction of a valley fill, coal mining companies are required to obtain a permit from the Corps under Section 404 of the CWA. The permit can be either a Nation Wide Permit (“NWP”), normally NWP 21, 49 or 50 for coal mining activities, or a more complicated individual permit. NWPs are designed to allow for an expedited permitting process, while individual permits involve a longer and more detailed review process. The EPA also has the authority to veto permits issued by the Corps under the CWA’s Section 404 program that prohibits the discharge of dredged or fill material into regulated waters without a permit.

Prior to discharging any pollutants to waters of the United States, coal mining companies must obtain a National Pollutant Discharge Elimination System (“NPDES”) permit from the appropriate state or federal permitting authority. NPDES permits include effluent limitations for discharged pollutants and other terms and conditions, including required monitoring of discharges. Changes and proposed changes in state and federally recommended water quality standards may result in the issuance or modification of permits with new or more stringent effluent limits or terms and conditions. Further, on June 29, 2015, the EPA and the Corps published a new, more expansive, definition of “waters of the United States” that became effective on August 28, 2015. This rule was recently stayed nationwide by the U.S. Court of Appeals for the Sixth Circuit pending the outcome of litigation concerning the rule. We anticipate that these new EPA and Corps rules, if retained after litigation, will expand areas requiring NPDES or Corps Section 404 permits. If so, the CWA permits we need may not be issued, may not be issued in a timely fashion, or may be issued with new requirements which restrict our ability to conduct our mining operations or to do so profitably.

Further, the public has certain statutory rights to comment on and submit objections to requested permits and environmental impact statements prepared in connection with applicable regulatory processes, and otherwise engage in the permitting process, including bringing citizens’ claims to challenge the issuance or renewal of permits, the validity of environmental impact statements or performance of mining activities. As a result of such potential challenges, the permits we need may not be issued or renewed in a timely fashion or issued or renewed at all, or permits issued or renewed may not be maintained, may be challenged or may be conditioned in a manner that may restrict our ability to efficiently and economically conduct our mining activities, any of which would materially reduce our production, cash flow, and profitability.

Permitting rules may also require, under certain circumstances, that we obtain surface owner consent if the surface estate has been severed from the mineral estate. This could require us to negotiate with third parties for surface access that overlies coal we acquired or intend to acquire. These negotiations can be costly and time-consuming, lasting years in some instances, which can create additional delays in the permitting process. If we cannot successfully negotiate for land access, we could be denied a permit to mine coal we already own.

We and our owners and controllers are subject to the Applicant Violator System.

Under SMCRA and its state law counterparts, all coal mining applications must include mandatory “ownership and control” information, which generally includes listing the names of our officers and directors, and our principal stockholders owning 10 percent or more of our voting shares, among others. Ownership and control reporting requirements are designed to allow regulatory review of any entities or persons deemed to have ownership or control of a coal mine, and bars the granting of a coal mining permit to any such entity or person (including any “owner and controller”) who has had a mining permit revoked or suspended, or a bond or similar security forfeited within the five-year period preceding a permit application or application for a permit revision. Regulatory agencies also block the issuance of permits to an applicant who, or whose owner and controller, has permit violations outstanding that have not been timely abated.

A federal database, known as the Applicant Violator System (“AVS”), is maintained for this purpose. Certain relationships are presumed to constitute ownership or control, including the following: being an officer or director of an entity; being the operator of the coal mining operation; having the ability to commit the financial or real property assets or working resources of the permittee or operator; based on the instruments of ownership or the voting securities of a corporate entity, owning of record 10% or more of the mining operator, among others. This presumption, in most cases, can be rebutted where the person or entity can demonstrate that it in fact does not or did not have authority directly or indirectly to determine the manner in which the relevant coal mining operation is conducted. An ownership and control notice must be filed by us each time an entity obtains a 10% or greater interest in us. If we have unabated violations of SMCRA or its state law counterparts, have a coal mining permit suspended or revoked, or forfeit a reclamation bond, we and our “owners and controllers,” as discussed above, may be prohibited from obtaining new coal mining permits, or amendments to existing permits, until such violations of law are corrected. This is known as being “permit-blocked.” Additionally, Sauve and Jensen are currently, or may be in the future, deemed an “owner or controller” of a number of other mining companies, as such, we could be permit-blocked based upon the violations of or permit-blocked status of an “owner or controller” of us.

We may be subject to additional limitations on our ability to conduct mining operations due to federal jurisdiction.

We may conduct some underground mining activities on properties that are within the designated boundary of federally protected lands or national forests where the above-mentioned restrictions within the meaning of SMCRA could apply. Federal court decisions could pose a potential restriction on underground mining within 100 feet of a public road as well as other restrictions. If these SMCRA restrictions ultimately apply to underground mining, considerable uncertainty would exist about the nature and extent of this restriction. While it could remain possible to obtain permits for underground mining operations in these areas even where this 100-foot restriction was applied, the time and expense of that permitting process would be likely to increase significantly and the restrictions placed on the mining of those properties could adversely affect our costs.

Our prospective customers are subject to extensive existing and future government laws, regulations and other legal requirements relating to protection of the environment, which could negatively impact our business and the market for our products.

Coal contains impurities, including sulfur, mercury, chlorine and other elements or compounds, many of which are released into the air when coal is burned. Complying with regulations to address these emissions can be costly for our customers. For example, in order to meet the CAA limits for sulfur dioxide emissions from electric power plants, coal users must install costly pollution control devices, use sulfur dioxide emission allowances (some of which they may purchase), or switch to other fuels. Recent EPA rulemakings requiring additional reductions in permissible emission levels for coal-fired plants will likely make it more costly to operate coal-fired electric power plants and may make coal a less attractive fuel for electric power generation in the future. For example, the EPA’s Cross-State Air Pollution Rule (“CSAPR”) is one of a number of significant regulations that the EPA has issued or expects to issue that will impose more stringent requirements relating to air, water and waste controls on electric generating units. These rules also include the EPA’s new requirements for coal combustion residues management, which were finalized in December 2014 and further regulate the handling of wastes from the combustion of coal. In addition, the EPA has formally adopted a revised final rule to reduce emissions of toxic air pollutants from power plants. More costly and stringent environmental regulations could adversely impact the operations of our customers, which could in turn adversely impact our business. A number of coal-fired power plants, particularly smaller and older plants, already have retired or announced that they will retire rather than retrofit to meet the obligations of these rules. Additional retirements of coal-fired power plants by prospective customers could further decrease demand for thermal coal and reduce our revenues and adversely affect our business and results of operations.

In addition, considerable uncertainty is associated with air emissions initiatives. New regulations are in the process of being developed, and many existing and potential regulatory initiatives are subject to review by federal or state agencies or the courts. More stringent air emissions limitations are either in place or are likely to be imposed in the short to medium term, and these limitations will likely require significant emissions control expenditures for many coal-fired power plants. As a result, some of our prospective customers may switch to other fuels that generate fewer of these emissions or may install more effective pollution control equipment that reduces the need for low-sulfur coal. Any further switching of fuel sources away from coal, closure of existing coal-fired power plants, or reduced construction of new coal-fired power plants could have a material adverse effect on demand for, and prices received for, our coal. In addition, our coke plant and steelmaking customers may face increased operational costs as a result of higher electric costs.

Apart from actual and potential regulation of air emissions and solid wastes from coal-fired plants, state and federal mandates for increased use of electricity from renewable energy sources could have an impact on the market for our coal. Several states have enacted legislative mandates requiring electricity suppliers to use renewable energy sources to generate a certain percentage of power. Possible advances in technologies and incentives, such as tax credits, to enhance the economics of renewable energy sources could make these sources more competitive with coal. Any reductions in the amount of coal consumed by electric power generators as a result of current or new standards for the emission of impurities, or current or new incentives to switch to renewable fuels or renewable energy sources, such as the CPP and various state programs, could reduce the demand for our coal, thereby reducing our revenues and adversely affecting our business, cash flows, results of operations and our ability to pay dividends to our stockholders.

Environmental activism and initiatives aimed at limiting climate change and a reduction of air pollutants could interfere with our business activities, operations and ability to access capital sources.

Participants in the coal mining industry are frequently targeted by environmental activist groups that openly attempt to disrupt the industry. It is possible that we may be the target of such activism in the future, including when we attempt to grow our business through acquisitions, commence new mining operations or register our securities with the SEC. If that were to happen, our ability to operate our business or raise capital could be materially and adversely impacted.

In addition, there have also been efforts in recent years to influence the investment community, including investment advisors, sovereign wealth funds, public pension funds, universities and other groups, promoting the divestment of fossil fuel equities and also pressuring lenders to limit funding to companies engaged in the extraction of fossil fuel reserves. In California, for example, legislation was signed into law in October 2015 that requires California’s state pension funds to divest investments in companies that generate 50% or more of their revenue from coal mining by July 2017. Several large investment banks also announced that they had adopted climate change guidelines for lenders. The guidelines require the evaluation of carbon risks in the financing of electric power generation plants, which may make it more difficult for utilities to obtain financing for coal-fired plants. Other activist campaigns have urged banks to cease financing coal-driven businesses. As a result, at least ten major banks enacted such policies in 2015. The impact of such efforts may adversely affect the demand for and price of securities issued by us, and impact our access to the capital and financial markets. In addition, several well-funded non-governmental organizations have explicitly undertaken campaigns to minimize or eliminate mining and the use of coal as a source of electricity generation. The net effect of these developments is to make it more costly and difficult to maintain our business and to continue to depress the market for coal.

Our mines are subject to stringent federal and state safety regulations that increase our cost of doing business at active operations and may place restrictions on our methods of operation. In addition, government inspectors in certain circumstances may have the ability to order our operations to be shut down based on safety considerations.

The Federal Mine Safety and Health Act of 1977 (the “Mine Act”) and Mine Improvement and New Emergency Response Act (the “MINER Act”), and regulations issued under these federal statutes, impose stringent health and safety standards on mining operations. The regulations that have been adopted under the Mine Act and the MINER Act are comprehensive and affect numerous aspects of mining operations, including training of mine personnel, mining procedures, roof control, ventilation, blasting, use and maintenance of mining equipment, dust and noise control, communications, emergency response procedures, and other matters. MSHA regularly inspects mines to ensure compliance with regulations promulgated under the Mine Act and MINER Act. In addition, Kentucky has similar programs for mine safety and health regulation and enforcement.  The various requirements mandated by federal and state statutes, rules, and regulations may place restrictions on our methods of operation and potentially result in fees and civil penalties for violations of such requirements or criminal liability for the knowing violation of such standards, significantly impacting operating costs and productivity. In addition, government inspectors have the authority to issue orders to shut down our operations based on safety considerations under certain circumstances, such as imminent dangers, accidents, failures to abate violations, and unwarrantable failures to comply with mandatory safety standards.

The regulations enacted under the Mine Act and MINER Act as well as under similar state acts are routinely expanded, raising compliance costs and increasing potential liability. For example, in 2014, MSHA finalized a new rule limiting miners’ exposure to respirable coal dust. The first phase of the rule went into effect as of August 1, 2014, and requires, among other things, single shift sampling to determine noncompliance and corrective action to remedy any excessive levels of dust. The next phase of the rule went into effect as of February 1, 2016, and requires increased sampling frequency and the use of continuous personal dust monitors. This and other future mine safety rules could potentially result in or require significant expenditures, as well as additional safety training and planning, enhanced safety equipment, more frequent mine inspections, stricter enforcement practices and enhanced reporting requirements. At this time, it is not possible to predict the full effect that new or proposed statutes, regulations and policies will have on our operating costs, but any expansion of existing regulations, or making such regulations more stringent may have a negative impact on the profitability of our operations. If we were to be found in violation of mine safety and health regulations, we could face penalties or restrictions that may materially and adversely impact our operations, financial results and liquidity.

We must also compensate employees for work-related injuries. State workers’ compensation acts typically provide for an exception to an employer’s immunity from civil lawsuits for workplace injuries in the case of intentional torts. In such situations, an injured worker would be able to bring suit against his or her employer for damages in excess of workers’ compensation benefits. In addition, Kentucky’s workers’ compensation act provides a much broader exception to workers’ compensation immunity, allowing an injured employee to recover against his or her employer if he or she can show damages caused by an unsafe working condition of which the employer was aware and that was a violation of a statute, regulation, rule or consensus industry standard. These types of lawsuits are not uncommon and could have a significant effect on our operating costs.

In addition, we have obtained from a third-party insurer a workers’ compensation insurance policy, which includes coverage for medical and disability benefits for black lung disease under the Federal Coal Mine Health and Safety Act of 1969 and the Mine Act, as amended. We perform periodic evaluations of our black lung liability, using assumptions regarding rates of successful claims, discount factors, benefit increases and mortality rates, among others. Of note, the Affordable Care Act of 2010 significantly amended the black lung provisions of the Mine Act by reenacting two provisions, which had been eliminated in 1981. Under the amendments, a miner with at least fifteen years of underground coal mine employment (or surface mine employment with similar dust exposure) who can prove that he suffers from a totally disabling respiratory condition is entitled to a rebuttable presumption that his disability is caused by black lung. The other amendment provides that the surviving spouse of a miner who was collecting federal black lung benefits at the time of his death is entitled to a continuation of those benefits. These changes could have a material impact on our costs expended in association with the federal black lung program.

We have reclamation, mine closing, and related environmental obligations under the Surface Mining Control and Reclamation Act. If the assumptions underlying our accruals are inaccurate, we could be required to expend greater amounts than anticipated.

SMCRA establishes operational, reclamation and closure standards for our mining operations. SMCRA requires that comprehensive environmental protection and reclamation standards be met during the course of and following completion of mining activities. Permits for all mining operations must be obtained from the U.S. Office of Surface Mining (“OSM”) or, where state regulatory agencies have adopted federally approved state programs under SMCRA, the appropriate state regulatory authority. Our operations are located in states which have achieved primary jurisdiction for enforcement of SMCRA through approved state programs. See “Business—Environmental and Other Regulatory Matters.”

In December 2016 OSM published the final version of the Stream Protection Rule, which will become effective in January 2017. The rule will impact both surface and underground mining operations, as it will impose stricter guidelines on conducting coal mining operations within buffer zones, and will increase testing and monitoring requirements related to the quality or quantity of surface water and groundwater or the biological condition of streams. The Stream Protection Rule will also require the collection of increased pre-mining data about the site of the proposed mining operation and adjacent areas to establish a baseline for evaluation of the impacts of mining and the effectiveness of reclamation associated with returning streams to pre-mining conditions. If the final rule survives judicial review or further legislative action and takes effect, our mining operations could face significant operating restrictions, as well as increased monitoring and restoration costs.

In addition, SMCRA imposes a reclamation fee on all current mining operations, the proceeds of which are deposited in the Abandoned Mine Reclamation Fund (“AML Fund”), which is used to restore unreclaimed and abandoned mine lands mined before 1977. The current per ton fee is $0.28 per ton for surface mined coal and $0.12 per ton for underground mined coal. These fees are currently scheduled to be in effect until September 30, 2021. We accrue for the costs of current mine disturbance and of final mine closure, including the cost of treating mine water discharge where necessary.

The amounts recorded are dependent upon a number of variables, including the estimated future closure costs, estimated proven reserves, assumptions involving profit margins, inflation rates, and the assumed credit-adjusted risk-free interest rates. If these accruals are insufficient or our liability in a particular year is greater than currently anticipated, our future operating results could be adversely affected. We are also required to post bonds for the cost of a coal mine as a condition of our mining activities.

Volatility in the Products We Sell.

Our business plan involves selling coal to various customers, and the price of coal has historically been volatile and unpredictable.  Any significant change in the price of coal could cause detriment to our ability to execute our business plan or our ability to be profitable.

Limited Operating History

We have a limited operating history and have incurred significant losses to date, and our current profitability is not guaranteed and we may incur significant losses in the future.

We have generated limited revenues from the sale of our products, and our business may fail if we are not able to mine the coal, not successfully sell the coal we produce, or if we produce the coal at a loss.

The successful development of our business depends on our ability to efficiently and cost-effectively mine, transport, and process coal that will be purchased at a price above our costs.

Our business currently requires substantial capital expenditures and any expansion of our operations requires substantial capital investment and we may not have access to the capital required to reach profitability.

Maintaining and expanding our existing business is capital intensive. Specifically, the ongoing expenses of coal mining and processing, the required capital investment for any new mines going into production, and compliance with the applicable laws and regulations all require substantial capital expenditures. In order to maintain compliance of existing or future regulations, we invest significant capital and continue to invest significant capital to maintain our production and operations. We cannot assure you that we will be able to maintain our existing or future levels of business or generate sufficient cash flow, or that we will have access to sufficient financing to continue our production, development or marketing at or above our present levels and on our current or projected timelines and we may be required to defer all or a portion of our capital expenditures. Our results of operations, business and financial condition, as well as our ability to satisfy our obligations may be materially adversely affected if we cannot make such capital expenditures

Our business is highly contractual in nature and failure to adhere to the terms of agreements, such as mineral lease agreements, may result in significant business impairment.

All of our coal reserves and surface rights are leased from mineral and surface owners, such as Elk Horn Coal Company, LLC, Penn Virginia Operating Company, LLC, Alma Land Company, Big Sandy Company, LP, Land Resources & Royalties LLC and various individuals and companies.  Our ability to retain these coal leases is dependent on our ability to meet the contractual obligations of the leases, such as payments of royalties and other performance metrics.  Failure to adhere to the lease agreements may result in significantly impairment of our business, including the loss of coal reserves under management, loss of revenue, loss of certain operational divisions, and/or additional costs incurred by our business.

A defect in title or the loss of a leasehold interest in certain property could limit our ability to mine our coal reserves or result in significant unanticipated costs.

We conduct our coal mining operations on properties that we lease. A title defect or the loss of a lease could adversely affect our ability to mine the associated coal reserves. We may not verify title to our leased properties or associated coal reserves until we have committed to developing those properties or coal reserves. We may not commit to develop property or coal reserves until we have obtained necessary permits and completed exploration. As such, the title to property that we intend to lease or coal reserves that we intend to mine may contain defects prohibiting our ability to conduct mining operations. Similarly, our leasehold interests may be subject to superior property rights of other third parties or to royalties owed to those third parties. In order to conduct our mining operations on properties where these defects exist, we may incur unanticipated costs. In addition, some leases require us to produce a minimum quantity of coal and require us to pay minimum production royalties. Our inability to satisfy those requirements may cause the leasehold interest to terminate.

We outsource certain aspects of our business to third party contractors, which subjects us to risks, including disruptions in our business.

A significant portion of our business is operated via contractor model, in which we contract with third parties to provide coal extraction, coal mining, blasting services, and other operational functions at all of our mines. In addition, we contract with third parties to provide truck transportation services between our mines and our preparation plants. Accordingly, we are subject to the risks associated with the contractors’ ability to successfully provide the necessary services to meet our needs. If the contractors are unable to adequately provide the contracted services, and we are unable to find alternative service providers in a timely manner, our ability to conduct our coal mining operations and deliver coal to our customers may be disrupted.

Our coal sale agreements are subject to quality specifications that we may not be able to meet, resulting in lower sales price of our coal or non-acceptance of delivery of our coal by the customer.

The coal we sell is subject to stated specifications or a range of specifications, such as heat value (BTU/lb value), percent sulfur, percent volatile matter, and percent ash, among other characteristics.  Failure to meet these characteristics on a particular order, or in general, could result in rejection of coal delivery, non-payment of coal sales, and/or refusal to continue the sales relationship.  Any of these factors could have a detrimental effect on our business and our ability to sell our coal and pay our expenses.

Our coal is sold primarily through various regional coal brokers and our ability to sell our coal to these brokers and receive payment for such sales is dependent on their ability to properly operate and manage their business.

For the coal we sell to brokers and intermediaries, which is all of our sales currently and anticipated to be a significant portion of our sales going forward, the ability to utilize such brokers is dependent on their ability to successfully operate their business.  Inability to operate their business or impairment of their business will result in our ability to sell coal to such brokers and intermediaries.

Furthermore, there is the risk that any broker or intermediary fails to pay for any coal delivered, either in whole or in part, due to a potential combination of factors, such as:

•

improper coal qualities and characteristics that don’t meet delivery specifications;

•

delay in the broker and/or intermediaries’ receipt of payment(s);

•

fraudulent activity of the broker and/or intermediary; and

•

bankruptcy of the broker and/or intermediary.

Any failure to receive payment from our brokers and/or intermediaries could result in severe impairment or bankruptcy of our business.

Furthermore, for the coal we may sell directly to the end-customer, our ability to receive payment for the coal we sell depends on the continued creditworthiness of our customers. The current economic volatility and tightening credit markets increase the risk that we may not be able to collect payments from our customers. A continuation or worsening of current economic conditions or other prolonged global or U.S. recessions could also impact the creditworthiness of our customers. If the creditworthiness of a customer declines, this would increase the risk that we may not be able to collect payment for all of the coal we sell to that customer. If we determine that a customer is not creditworthy, we may not be required to deliver coal under the customer’s coal sales contract. If we are able to withhold shipments, we may decide to sell the customer’s coal on the spot market, which may be at prices lower than the contract price, or we may be unable to sell the coal at all. Furthermore, the bankruptcy of any of our customers could have a material adverse effect on our financial position. In addition, competition with other coal suppliers could force us to extend credit to customers and on terms that could increase the risk of payment default.

Our assets and operations are concentrated in eastern Kentucky, and a disruption within that geographic region could adversely affect the Company’s performance.

We currently rely exclusively on sales generated our coal extraction within eastern Kentucky’s Central Appalachian coal region.  Due to our lack of diversification in geographic location, an adverse development in these areas, including adverse developments due to catastrophic events or weather and decreases in demand for coal or electricity, could have a significantly greater adverse impact on our ability to operate our business and our results of operations than if we held more diverse assets and locations.

Some officers and management of the Company may spend a substantial amount of time managing the business and affairs of other businesses and of other interests.

The officers and management of the Company have other business interests that may require substantial time apart from management of the Company.  Furthermore, these other business interests may or may not compete directly with the business of the Company.  These officers may face a conflict regarding the allocation of their time between our business and the other business interests of the Company, and as a result our business may be adversely affected if the officers spend less time on our business and affairs than would otherwise be available as a result of such officers’ time being split between the management of the Company. These officers may also be conflicted when negotiating the terms of contracts between the Company and other company interests, although the officers will act in the best faith of the Company, or recuse themselves from the negotiations, should a potential conflict arise

Our business model may result in various legal proceedings, which may have an adverse effect on our business.

Due to the nature of our business, at times we may be involved in legal proceedings incidental to our normal business activities.  We will not be able to predict the outcome, and there is always the potential that the costs of litigation in an individual matter or the aggregation of many matters could have an adverse effect on our cash flows, results of operations or financial position.

Risk Related to Environmental Reclamation and Remediation.

We have a large amount of reclamation liability and large number of regulatory requirements as part of our operations.  Our inability to perform our reclamation or regulatory requirements under local, state, or federal laws may result in fines or governmental orders that limit, impair, or stop our ability to operate.  Regulatory fines may be substantial in nature and may significantly impact our operational results.   Furthermore, we have several permit sites that require constant water monitoring and treatment for the foreseeable future due to the poor quality of water present within the permit.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding our executive officers and directors.

Name	Age	Position
Mark C. Jensen	37	Chief Executive Officer and Chairman of the Board of Directors
Thomas M. Sauve	37	President, Secretary, and Director
Kirk P. Taylor, CPA	37	Chief Financial Officer

Background of Executive Officers and Directors

Mark C. Jensen, Chief Executive Officer and Chairman of the Board of Directors

Mark C. Jensen has been the Chief Executive Officer of Quest Energy, Inc. and its predecessor companies since 2006.  In this role, he is responsible for all facets of operational and strategic initiatives of the organizations.  Mark is also the co-founder and co-managing partner in a micro-cap investment fund, T Squared Capital, LLC.  Prior to forming T Squared Capital, LLC and Quest Energy, Inc., Mark worked on Wall Street since 2002 with firms specialized in company turn-arounds.

Thomas M. Sauve, President, Secretary, and Director

Thomas M. Sauve has been the President of Quest Energy, Inc. and its predecessor companies since 2006.  In this role, he is responsible for all facets of operational and strategic initiatives of the organizations.  Tom is also the co-founder and co-managing partner in a micro-cap investment fund, T Squared Capital, LLC.  Prior to forming T Squared Capital, LLC and Quest Energy, Inc., Tom worked on Wall Street since 2001 with firms specialized in company turn-arounds.

Kirk Taylor, CPA, Chief Financial Officer

Kirk P. Taylor, CPA, has been the Chief Financial Officer of Quest Energy, Inc. since 2016.  In his role, he is responsible for all financial reporting, tax compliance and treasury management.  Prior to joining Quest Energy, Inc., Kirk was an auditor with K.B Parrish & Co, LLP beginning in 2013, Katz Sapper & Miller, LLP beginning in 2011 and CohnReznick beginning in 2002.  While with those firms he focused on audit, financial reporting and tax compliance with operating entities and investment partnership utilizing various types of tax efficient investments.

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors (“Board”) is primarily responsible for overseeing our risk management processes on behalf of the Company.  The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the OTCQB. Our symbol on the OTCQB is NGFF.  There is a very limited sporadic trading market for our common stock at present and there has been no established trading market to date.  There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission adopted Rule 15g 9, which established the definition of a “penny stock,” for purposes relevant to the company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

As a result being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.

The rules governing penny stock require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $250,000, $300,000 together with a spouse).  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation.  Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed on broker-dealers by such requirements may discourage them from effecting transactions in the securities underlying the shares, which could severely limit the liquidity of the securities underlying the shares and the ability of purchasers in this offering to sell the securities underlying the shares in the secondary market.

Holders of our Common Stock

As of January 5, 2017, there were approximately 127 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form. The stock transfer agent for our securities is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, phone number 212-828-8436.

Dividends

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to shareholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of the Company’s common stock are issued, the relative interest of then existing shareholders may be diluted.  The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors.  We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements; we do not anticipate paying any dividends upon our common stock in the foreseeable future.

 Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not have an authorized equity compensation plan.

Stock Option Plan

There is currently no Stock Option Plan in place.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officers, principal financial officer, or persons performing similar functions or other functions within the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Except for acts or omissions which involve intentional misconduct, fraud or known violation of law or for the payment of dividends in violation of Florida Revised Statutes, there shall be no personal liability of a director or officer to the Company, or its stockholders for damages for breach of fiduciary duty as a director or officer.  The Company may indemnify any person for expenses incurred, including attorney’s fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful.  The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought determined that such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 3.02

Unregistered Sales of Equity Securities

On January 5, 2017, pursuant to the terms of the Share Exchange Agreement between the Company and Quest Energy, as described in Items 1.01 and 2.01, we issued 4,817,792 of newly authorized Series A Preferred Stock, par value $0.0001 per share, to Quest Energy in exchange for all of the issued and outstanding capital stock of Quest Energy. Please refer to Section 5.02 for additional information regarding the Series A Preferred Stock.

During the fiscal year ending September 30, 2016 we issued the following shares as fees to the following persons at $0.40 per share. This price was based on the last price at which our stock was traded on the OTC PINK. There is no assurance that this price will hold for the future since currently there is no liquidity for out stock.:

Date	Shareholder	Shares	Share Price	Value
11/15/15	Nihal Goonewardana	50,000	0.15	$7,500
8/15/16	Stockvest	100,000	0.40	40,000
9/30/16	Clifford Hunt	6,625	0.40	2,650
9/30/16	Lynx management	7,500	0.40	3,000
		164,125		$53,150

Also in November 2016 we issued the following shares as fees:

Date	Shareholder	Shares	Share Price	Value
11/21/16	Kazuko Kusunoki	50,000	$0.40	$20,000
11/21/16	James New	25,000	0.40	10,000
11/21/16	Bo Engberg	25,000	0.40	10,000
11/21/16	Gene Nichols	50,000	0.40	20,000
11/21/16	Lynx management	3,000	0.40	1,200
		153,000		$61,200

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act of 1933 or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.  We did not engage in any general solicitation or advertisement for the issuance of these securities. Furthermore, in connection with this issuance, Quest Energy represented that the securities that it was acquiring cannot be resold except pursuant to an effective registration under the Securities Act or in reliance on an exemption from the registration requirements of the Securities Act, and that the certificates representing such securities bear a restrictive legend to that effect and it intends to acquire the securities for investment only and not with a view to the resale thereof.

Item 5.01

Change in Control of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02

Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Generally

On January 23, 2017, we received the resignation of Andrew Weeraratne as the Company’s Chief Executive Officer, Chief Financial Officer and Director.  Concurrently on January 23, 2017, our Board of Directors elected Mark C. Jensen to fill a vacancy on the Board of Directors and he was also appointed Chief Executive Officer.  Concurrently on January 23, 2017, our Board of Directors elected Thomas M. Sauve to fill a vacancy on the Board of Directors and he was also appointed President.  Thereafter, James New, Eugene Nichols and Bo Engberg resigned leaving Mark C. Jensen and Thomas M. Sauve as the sole directors of ARC.

On January 23, 2017, Mark C. Jensen was appointed Chief Executive Officer.

On January 23, 2017, Thomas M. Sauve was appointed President.

On January 23, 2017, Kirk P. Taylor was appointed Chief Financial Officer.

Our by-laws provide that all directors hold office until the next annual stockholders’ meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and qualified.  Our officers serve at the will of the Board of Directors.

There are no agreements or understandings for any officer or director of the Company to resign at the request of another person and none of the officers or directors is acting on behalf of or will act at the direction of any other person.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information about the beneficial ownership of our common stock on February 7, 2017, held by our directors and executive officers and by those persons known to beneficially own more than 5% of our capital stock, including the Series A Preferred Stock on an “as-converted” basis to common stock.  The percentage of beneficial ownership for the following table is based on 25,359,799 shares of common stock outstanding and 4,817,792 of newly authorized Series A Preferred Stock outstanding as of February 7, 2017.

Title of Class	Name of Owner	Position	Shares Held	Percent of Class	Percent of Common Shares, As-Converted(1)	Percent of Voting, As-Converted(2)
Series A Preferred	Mark C. Jensen	Chief Executive Officer	1,541,693	32.00%	30.40%	31.83%
Series A Preferred	Thomas M. Sauve	President	1,300,803	27.00%	25.65%	26.86%
Series A Preferred	Kirk P. Taylor	Chief Financial Officer	486,115	10.09%	9.59%	10.04%
Series A Preferred	Adam B. Jensen	Director of Human Resources	486,115	10.09%	9.59%	10.04%
Series A Preferred	Gregory Q. Jensen	General Counsel	486,115	10.09%	9.59%	10.04%
Series A Preferred	T Squared Partners LP	Beneficial Holder	290,513	6.03%	5.73%	6.00%
Series A Preferred	Other Holders		226,438	4.70%	4.47%	4.68%
All Series A Preferred Holders as a Group			4,817,792	100.00%	95.00%	99.48%

(1)

Each share of Series A Preferred Stock converts to common on a 1:100 basis at the discretion of the shareholder.  There is no additional consideration required to convert the Series A Preferred Stock to common shares.  There is no expiration date on the Series A Preferred Stock and the Series A Preferred Stock is convertible to common shares on a cashless basis.

(2)

Each share of Series A Preferred Stock votes on an “as-converted” basis to common on a 1:1,000 basis

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.

Executive Compensation

Current compensation of Officers of the Company is as follows:

Name	Position	Salary	All Other Compensation	Total Compensation
Mark C. Jensen	Chief Executive Officer	$156,000	$0	$156,000
Thomas M. Sauve	President	$156,000	$0	$156,000
Kirk P. Taylor	Chief Financial Officer	$150,000	$0	$150,000

Employment Agreements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company, with respect to any director or executive officer of the Company, which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards

None of our current executive officers received any equity awards, including, options, restricted stock or other equity incentives from the Company as of the date hereof.

Related Party Transactions

Quest Energy Inc. is a party to a consulting contract with Quest MGMT LLC, an entity owned by certain members of Quest Energy, Inc.’s management.  Amounts earned during 2015 and 2016 under this contract amount to $17,840,615 of which all is outstanding as of February 20, 2017.

Quest Energy Inc. loaned Quest MGMT LLC, an entity owned by members of Quest Energy, Inc.’s management, $4,120,000 to facilitate a New Markets Tax Credit financing of which is all outstanding as of February 20, 2017.

Quest Energy Inc. sold non-essential assets largely consisting of land and mineral to Land Resources & Royalties LLC an entity wholly owned by Quest MGMT LLC an entity owned by members of Quest Energy, Inc.’s management.  Consideration for the sale was a note in the amount of $178,683 all of which is outstanding as of February 20, 2017.

Section 16(a) Compliance

Section 16(a) of the 1934 Act requires directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.  We have no knowledge that, as of the date of this filing, of any person who has failed to file an initial Form 3, Form 4 current report, or an annual Form 5 in a timely manner.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the date the Agreement with Quest Energy was executed, there were only 196,500,000 authorized unregistered shares of Class A common stock left in the Company.  Therefore, the Company filed its Second Amended and

Restated Articles of Incorporation with the Secretary of State of Florida on January 18, 2017 to increase the number of Class A common stock to be issued to the shareholders of Quest and to authorize Series A Preferred Stock and Series B Preferred Stock.

Prior to the Amendment described above, Article IV of the Company’s Amended and Restated Articles of Incorporation provided, “The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be Three Hundred Million (300,000,000) shares of which (1) 230,000,000 shares have been designated as Class A Common Stock, par value $.001 per share, (2) 60,000,000 shares have been designated as Class B Common Stock, par value $.0001 per share, and (3) 10,000,000 shares of Preferred Stock, par value of $.0001 per share.”

Article IV has since been amended to read, “The maximum  number  of shares of capital stock that this Corporation  shall be authorized  to issue and have  outstanding  at any  one  time  shall be  One Billion  (1,000,000,000),   of which  (1) 990,000,000 shares  are  designated   as  Class  A  Common  Stock,  par  value  $.0001  per  share;   and  (2)  ten  million (10,000,000)  shares  are authorized  as preferred  stock with five million  (5,000,000)  shares  designated  as Series A Preferred  Stock with one thousand  votes for each share of Series A Preferred  Stock and with the other  five million  (5,000,000)   shares  of authorized  preferred  stock  designated  as blank  check  preferred stock. Each share of Series A Preferred Stock shall be convertible into 100 shares of Class A Common Stock of the Company at the sole option of the holder of such Series A Preferred Stock.”

As of February 7, 2016, 25,359,799 shares of common stock and 4,817,792 shares of Series A Preferred Stock are outstanding.  Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the shareholders for their vote.  Each record holder of the Series A Preferred Stock is entitle to vote on an “as-converted” basis as one thousand shares of common stock.  Furthermore, the shares of Series A Preferred Stock is convertible into shares of common stock on a 1:10 basis, having anti-dilution protection from any future common stock issuances for a period of up to thirty-six months post the issuance of the Series A Preferred Stock.  Please refer to the Series A Preferred Stock certificate of designations for additional information and details on the Series A Preferred Stock.

On February 17, 2017, we filed an Articles of Amendment with the State of Florida to change the name of the Company from NGFC Equities, Inc. to American Resources Corporation to better reflect our business focus.  The Articles of Amendment was accepted by the State of Florida on February 20, 2017, thereby making the name change effective.   The Articles of Amendment filed with the State of Florida regarding the name change has been attached to this Form 8-K as exhibit 10.2.

ELECTION OF DIRECTORS AND APPOINTMENT OF OFFICERS

Mark C. Jensen and Thomas M Sauve, our sole directors, can fill any vacancy on our Board of Directors.  Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.  Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been selected and qualified.

Our directors have not been the subject of any order, judgment or decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Thomas M. Sauve and Mark C. Jensen receive no compensation for their services as a director.

Audit Committee

We have not established an audit committee.  In addition, we do not have any other compensation or executive or similar committees.  We will not, in all likelihood, establish an audit committee until such time it is required.  We recognize that an audit committee, when established, will play a critical role in our financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.  At such time as we establish an audit committee, its additional disclosures with our auditors and management may promote investor confidence in the integrity of the financial reporting process.

Until such time as an audit committee has been established, our full board of directors will undertake those tasks normally associated with an audit committee to include, but not by way of limitation, the (i) review and discussion of the audited financial statements with management, and (ii) discussions with the independent auditors the matters required to be discussed by the Statement On Auditing Standards No. 61 and No. 90, as may be modified or supplemented.

Nominating Committee

We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

Director Independence

We have no currently “independent director” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers.  We are not presently required to have independent directors.

Item 9.01

Financial Statements and Exhibits.

REPORTS TO SECURITY HOLDERS

We will make available to our shareholders an annual report, including audited financials on Form 10-K.  The public may read and copy any materials filed with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information about the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Exhibit Number

Description

10.1

Series A Preferred Stock Certificate of Designations.

10.2

Articles of Amendment.

10.3

Results of operations and management’s discussion of financial results of Quest Energy will be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: February 21, 2017

By

/s/  Mark C. Jensen

Mark C. Jensen

Chief Executive Officer